EXHIBIT 10.26


                       FACILITY LEASE

               dated as of December 18, 1996

                          between

                    FLEET NATIONAL BANK,
                   not in its individual
                    capacity but solely
                     as Owner Trustee,
                         as Lessor

                            and

                  PANDA-BRANDYWINE, L.P.,
                         as Lessee

                   (230 MW Natural Gas-Fired
                Qualifying Cogeneration Facility
                Located in Brandywine, Maryland)


  THIS FACILITY LEASE AND THE FACILITY COVERED HEREBY HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A LIEN AND SECURITY INTEREST IN
                            FAVOR OF
     FIRST SECURITY BANK, NATIONAL ASSOCIATION, AS INDENTURE
             TRUSTEE UNDER THE TRUST INDENTURE DATED
AS OF THE DATE HEREOF FOR THE BENEFIT OF THE HOLDERS OF THE LOAN CERTIFICATES REFERRED TO IN SUCH TRUST INDENTURE. THIS FACILITY LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT,
 IF ANY, THAT THIS FACILITY LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT
  IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION
   OF ANY COUNTERPART HEREOF OTHER THAN THE "ORIGINAL EXECUTED COUNTERPART", WHICH SHALL BE IDENTIFIED AS THE COUNTERPART
           CONTAINING THE RECEIPT THEREFOR EXECUTED BY
           FIRST SECURITY BANK, NATIONAL ASSOCIATION,
      AS INDENTURE TRUSTEE, ON THE SIGNATURE PAGES THEREOF.

























                       TABLE OF CONTENTS

                                                             Page

SECTION 1.    Definitions                                       1

SECTION 2.    Lease of the Facility; Term; Personal Property    2

SECTION 3.    Rent; Adjustments to Rent                         2
       (a)    Basic Rent                                        2
       (b)    Supplemental Rent                                 2
       (c)    Method of Payment                                 4
       (d)    Adjustments                                       4
       (e)    Computation of Adjustments                        5
       (f)    Intentionally left blank.                         6
       (g)    Amendment to Lease                                6
       (h)    Minimum Basic Rent                                6

SECTION 4.    Net Lease                                         6

SECTION 5.    Relinquishment of Possession and Use of the
              Facility                                          8
       (a)    Surrender                                         8
       (b)    Manuals; Books                                    9
       (c)    Aid in Disposition                                9
       (d)    Removal                                           9
       (e)    Accrued Maintenance                              10

SECTION 6.    Warranties of the Lessor                         10
       (a)    Quiet Enjoyment                                  10
       (b)    Disclaimer of Other Warranties                   10
       (c)    Enforcement of Certain Warranties                11
       (d)    Governmental Actions                             12

SECTION 7.    Special Covenants of Lessee                      12
       (a)    Liens; Taxes                                     12
       (b)    Operation and Maintenance Reserve Account        12
       (c)    Rent Reserve Account                             13
       (d)    Warranty Maintenance Reserve Account             14
       (e)    Termination of Accounts                          15

SECTION 8.    Facility Operation and Maintenance;
              Modification; Identification                     15
       (a)    Facility Operation and Maintenance               15
       (b)    Inspection                                       16
       (c)    Modifications                                    17
       (d)    Title to Modifications                           17
       (e)    Funding of the Costs of Modifications            18
       (f)    Removal of Property                              18
       (g)    Reports                                          19
       (h)    Contest of Applicable Law                        20
       (i)    Identification                                   21

SECTION 9.    Event of Loss, Event of Regulation               21
       (a)    Damage or Loss                                   21
       (b)    Repair                                           21
       (c)    Event of Loss; Payment of Stipulated Loss
              Value                                            21
       (d)    Event of Regulation; Payment of Fair Market
              Sales Value                                      22
       (e)    Requisition of Use                               24
       (f)    Application of Payments on an Event of Loss      24
       (g)    Application of Payments Not Relating to an
              Event of Loss                                    24
       (h)    Application During Default or Event of Default   25

SECTION 10.   Insurance                                        25

SECTION 11.   No Assignment or Sublease                        25

SECTION 12.   Lease Renewal; Purchase Option                   26
       (a)    Fixed Rate Renewal Option                        26
       (b)    Purchase Option                                  26
       (c)    Purchase Date                                    26

SECTION 13.   Notices for Renewal or Purchase; Determination
              of Fair Market Value                             27
       (a)    Expiration of Basic Term                         27
       (b)    Expiration of Renewal Terms                      27
       (c)    Elections Irrevocable                            27
       (d)    Determination of Fair Market Value               27

SECTION 14.   Events of Default                                28

SECTION 15.   Remedies                                         34
       (a)    Remedies                                         34
       (b)    No Release                                       36
       (c)    Remedies Cumulative                              36
       (d)    Waiver                                           37
       (e)    Allocation of Basic Rent                         37

SECTION 16.   Notices                                          37

SECTION 17.   Successors and Assigns                           38

SECTION 18.   Right to Perform for Lessee                      38

SECTION 19.   General Covenants                                38

SECTION 20.   Amendments and Miscellaneous                     39
       (a)    Amendments in Writing                            39
       (b)    Survival                                         39
       (c)    Severability of Provisions                       39
       (d)    True Lease                                       39
       (e)    GOVERNING LAW                                    39
       (f)    SUBMISSION TO JURISDICTION                       39
       (g)    WAIVER                                           40
       (h)    Headings                                         40
       (i)    Counterpart Execution                            40
       (j)    Limitation of Liability                          40
       (k)    Copies of Notices                                41
       (l)    Certain Rights of Power Purchaser                41

Schedules

       A      Description of Facility
       B      Description of Site and Easements
       C      Basic Rent Factors
       D      Stipulated Loss Values






                         FACILITY LEASE

          FACILITY LEASE, dated as of December 18, 1996, between FLEET NATIONAL BANK (formerly known as Shawmut Bank Connecticut, National Association), a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement referred to below, as Lessor (the "Lessor"), and PANDA-BRANDYWINE, L.P., a Delaware limited partnership, as Lessee (the "Lessee" or the "Partnership").


                      W I T N E S S E T H


          WHEREAS, General Electric Capital Corporation and the Lessor have entered into the Trust Agreement, dated as of March 30, 1995, pursuant to which the Lessor has agreed to act as trustee for General Electric Capital Corporation (in such capacity, the "Owner Participant") for the purpose of, among other things, purchasing the Facility from the Lessee and leasing it back to the Lessee hereunder;

          WHEREAS, the Lessor owns the Facility and is the lessee of the Site;

          WHEREAS, subject to the terms and conditions set forth in the Participation Agreement, the Lessee desires to lease from the Lessor the Facility upon the terms and subject to the conditions set forth herein; and

          WHEREAS, subject to the terms and conditions set forth in the Participation Agreement, the Lessor is willing to lease the Facility to the Lessee upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


          SECTION 1. Definitions. For purposes of this Facility Lease, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Annex A to the Participation Agreement dated as of December 18, 1996 among the Owner Participant, the Owner Trustee, Panda Brandywine Corporation, the Lessee, Fleet National Bank, not in its individual capacity but solely as Security Agent, First Security Bank, National Association, not in its individual capacity but solely as Indenture Trustee, Credit Suisse, a bank organized and existing under the laws of Switzerland, acting by and through its New York branch, as Administrative Agent, and the Loan Participants named therein (as the same may be amended, supplemented or otherwise modified from time to time, the "Participation Agreement") (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Any term defined in the Participation Agreement or by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not the Participation Agreement, such agreement, instrument or document is in effect. Unless otherwise indicated, references in this Facility Lease to sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Facility Lease.

          SECTION 2.  Lease of the Facility; Term; Personal
Property. (a) Upon the terms and subject to the conditions of this Facility Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Facility.

          (b)  The term of this Lease shall begin on the Lease
Closing Date and shall end, unless terminated earlier pursuant to the terms hereof, on the last day of the Lease Term.

          (c) It is the intention of the Lessor and the Lessee that the Facility, each Modification and every portion thereof is severed, and shall be and remain severed, to the maximum extent permitted by Applicable Law, from the real estate constituting the Site and the Easements and even if physically attached thereto, shall retain the character of personal property, shall be treated as personal property with respect to the rights of all Persons, shall be removable (subject to the provisions of the Transaction Documents) and shall not be or become fixtures or part of the real estate constituting the Site and the Easements.

          (d) The Facility is described in Schedule A hereto and the Site and Easements are described in Schedule B hereto.


          SECTION 3.  Rent; Adjustments to Rent.

          (a) Basic Rent. The Lessee shall pay to the Lessor, as basic rent (herein referred to as "Basic Rent") for the Facility, the following amounts:

               (i)       on each Basic Rent Payment Date
     occurring during the Basic Term, an installment of Basic
     Rent equal to the percentage of Lessor's Cost set forth opposite such Basic Rent Payment Date on Schedule C hereto;
     and

               (ii)      on each Basic Rent Payment Date
     occurring during the Fixed Rate Renewal Term, if any, an amount equal to the Fixed Rate Renewal Basic Rent.

          (b)  Supplemental Rent.  The Lessee shall pay to the
Lessor, or to whomever shall be entitled thereto, as supplemental rent (herein referred to as "Supplemental Rent"), the following amounts:

               (i)       when due, any amount payable hereunder
     as Stipulated Loss Value; and

               (ii)      when due, or if no due date is
     specified, on demand, and on an After-Tax Basis (except with respect to payments of interest and fees made in respect of the LOC Reimbursement Obligations, which shall not be on an After-Tax Basis), any and all amounts, liabilities and obligations, other than Basic Rent, Stipulated Loss Value and the Supplemental Rent referred to in the other clauses of this Section 3(b), which the Lessee assumes or agrees to pay hereunder, under the Participation Agreement, the Collateral Security Documents or the other Financing Documents to the Lessor, the Security Agent, any Loan Participant, the Indenture Trustee, the Administrative Agent, the Owner Participant or others, including without limitation any amounts constituting LOC Reimbursement Obligations;

               (iii)     when due, or if no due date is
     specified, on demand, all amounts required to be paid by the Lessee under the Tax Indemnity Agreement;

               (iv) when due, (A) an amount equal to the Partnership's Pro Rata Share (or the full amount if payable as a result of a Lease Event of Default) of the amounts due as Breakage Costs on the Loan Certificates pursuant to the Indenture, (B) an amount equal to the Partnership's Pro Rata Share of amounts payable under Section 2.12 of the Indenture and (C) amounts payable ("Swap Breakage Costs") to the Interest Hedging Counterparty in connection with an early termination of the Interest Hedging Agreement (but only if such termination is a result of a Lease Event of Default, an Event of Loss pursuant to which the Lessee does not elect to rebuild the Facility (but only to the extent of available insurance proceeds after payment of all amounts due to Lessor pursuant to Section 9(c) hereof) or an Event of Regulation (excluding any Special QF Loss Event); and

               (v) on demand and, in any event, no later than the Basic Rent Payment Date next succeeding the date such amounts shall be due and payable hereunder, to the extent permitted by Applicable Law, interest on any Rent not paid when due at a rate per annum equal to the Overdue Rate (calculated on the same basis as the Loan Certificates and with respect to the period when the same shall be overdue), for the period commencing on such due date (or, in the case of any payment with respect to an indemnity, when payment is made by the Indemnitee of the related liability) until the same shall be paid.

          (c) Method of Payment. Each payment of Rent shall be made in immediately available funds no later than 12:00 noon, New York City time, on the date such payment shall be due and payable hereunder or, if no due date is specified, upon demand of the Person entitled to such payment, and shall be paid to the Lessor at its address specified in Section 16 or at such other address as the Lessor may specify by notice in writing to the Lessee; provided, however, that so long as the Lien of the Indenture shall not have been discharged or the Security Deposit Agreement shall remain in effect, the Lessor hereby directs, and the Lessee agrees, that all Rent (other than Excepted Payments, which shall be paid by the Lessee directly to the Person entitled thereto), (all without set-off or counterclaim as and to the extent provided in Section 4 hereof) and all other amounts referred to in Section 3(a) and 3(b) hereof shall be paid directly to the Security Agent at its principal office at 777 Main Street, Hartford, Connecticut 06115, or as the Security Agent may otherwise direct within the United States, by wire transfer of immediately available funds in U.S. Dollars no later than the time specified therefor in the Security Deposit Agreement on the due date of payment. If the date on which any payment of Rent is due hereunder shall not be a Business Day, such payment shall be made as aforesaid on the next succeeding Business Day (unless the Debt Rate is then based upon the Eurodollar Rate and the next succeeding Business Day falls in another calendar month, in which case such payment shall be made on the next preceding Business
Day), together with interest thereon at the higher of (i) 12% and
(ii) the Debt Rate. Any payment made later than 12:00 noon, New York City time, shall be deemed to have been made on the next succeeding Business Day.

          (d) Adjustments. The Basic Rent Factors and Stipulated Loss Values contained on Schedule C and Schedule D hereto have been calculated in part on the basis of the assumptions set forth in Schedule 10 to the Participation Agreement. If a Change in Tax Law or a Change in Accounting Treatment shall occur prior to the Lease Closing Date or any such assumption proves on the Lease Closing Date to have been incorrect (even if such determination is made subsequent to the Lease Closing Date), such Basic Rent Factors and Stipulated Loss Values shall be adjusted (upward or downward) so as to preserve the Owner Participant's Net Economic Return. If after the Lease Closing Date the costs and expenses paid in connection with the leveraging of this Facility Lease prove to be greater or less than the amount set forth therefor in Item 14 of Schedule 10 to the Participation Agreement, such Basic Rent Factors and Stipulated Loss Values shall be adjusted so as to preserve the Owner Participant's Net Economic Return, provided that in no event shall installments of Basic Rent be increased as a result of such adjustment such that they would be higher than if no leveraging had been done. In the event the Owner Participant elects to consummate a refinancing pursuant to Section 11 of the Participation Agreement, the installments of Basic Rent shall be recalculated and reduced in the manner set forth in Section 11.1 of the Participation Agreement.

          All adjustments shall (A) to the extent the original Basic Rent Schedule complied with the IRS guidelines and Section 467 of the Code, satisfy the provisions of Revenue Procedures 75-21 and 75-28 or any successor or supplemental procedure as in effect on the date of such adjustment and any other applicable statutes, regulations, revenue procedures, revenue rulings or technical information releases relating to the subject matter of such revenue procedures, (B) to the extent the original Basic Rent Schedule complied with the IRS guidelines and Section 467 of the Code, be made in a manner designed to comply with Section 467 of the Code and any regulations thereunder or under any other successor, supplemental or similar provisions of Federal income tax law and not otherwise cause any adverse effect under any Federal income tax law in effect at the time of such adjustment,
(C) preserve the Owner Participant's Net Economic Return, (D) to the extent possible and not inconsistent with the foregoing, be made in a manner designed to maintain level Operating Cash Flow Ratios for each Quarterly Measurement Period to occur during the Basic Term and (E) to the extent possible and not inconsistent with the foregoing (and except in the case of an adjustment resulting from an increase in Lessor's Cost from that set forth in Schedule 10 to the Participation Agreement), minimize any resulting increase and maximize any resulting decrease in the net present value of the installments of Basic Rent to the Lessee (determined using the Discount Rate) to the extent the foregoing criteria are met.

          (e) Computation of Adjustments. (i) Upon the occurrence of an event specified in Section 3(d), the Owner Participant shall make the necessary computations on a basis consistent with that used by the Owner Participant in the computation of the Basic Rent Factors and Stipulated Loss Values at the time and in connection with the execution and delivery of this Facility Lease.

               (ii)      Upon the occurrence of an event
requiring an adjustment to any Basic Rent Factors or Stipulated Loss Values pursuant to Section 3(d) or the provisions of the Tax Indemnity Agreement, the Owner Participant shall make the necessary computations and, within 90 days of the Owner Participant's knowledge of such event, furnish to the Lessee a certificate of the Owner Participant setting forth the amount of any increase or decrease in such Basic Rent Factors or Stipulated Loss Values and certifying that each adjustment made was calculated in accordance with the same methodology as was applicable to the Basic Rent Factors and Stipulated Loss Values set forth in Schedules 6 and 10 to the Participation Agreement. Upon request of the Lessee made within a reasonable time following the delivery to the Lessee by the Owner Participant of any such certificate, KPMG Peat Marwick (or such other independent auditors as may be selected by the Owner Participant and reasonably satisfactory to the Lessee) shall verify that each adjustment made was calculated in accordance with the same methodology as was applicable to the Basic Rent Factors and Stipulated Loss Values set forth in Schedules 6 and 10 to the Participation Agreement. The costs of such verification shall be borne by the Lessee, unless the amount of the rent adjustment is changed by the greater of (i) five percent of the rent adjustment and (ii) one half percent of the rent as adjusted, in each case in present value terms following such audit, in which case such costs shall be borne by the Owner Participant.

          The adjustments to the Basic Rent Factors and Stipulated Loss Values in connection with the leveraging of the Facility Lease which have been computed by GE Capital at the closing of the Lease Debt financing are intended to be consistent with the methodology set forth in Schedule 9 to the Participation Agreement, and, at the Partnership's request and expense, KPMG Peat Marwick or such other independent financial advisors expert in leasing transactions selected by GE Capital and reasonably satisfactory to the Partnership shall verify the same to the Partnership. The costs of such verification shall be borne by the Lessee, unless the amount of the rent adjustment is changed by the greater of (i) five percent of the rent adjustment and
(ii) one half percent of the rent as adjusted, in each case in present value terms following such audit, in which case such costs shall be borne by the Owner Participant.

          (f)  Intentionally left blank.

          (g) Amendment to Lease. The Lessor and the Lessee shall execute and deliver an addendum to this Facility Lease to reflect each adjustment referred to in Section (d), provided that the failure to execute and deliver an addendum shall not affect any such adjustment.

          (h) Minimum Basic Rent. Notwithstanding any other provision of this Lease to the contrary, each installment of Basic Rent due on each Rent Payment Date and not constituting an Excepted Payment shall be, under any and all circumstances, an amount at least sufficient to pay in full each installment of principal of and interest on the Loan Certificates (assuming the full drawdown thereof) then required to be paid pursuant to the Loan Certificates (other than, during the Accretion Loan Availability Period, the Accretion Amount with respect to such Rent Payment Date and amounts becoming due in connection with the exercise of remedies pursuant to Section 15 hereof).

          SECTION 4.  Net Lease.

          This Facility Lease is a net lease and the Lessee hereby acknowledges and agrees that the Lessee's obligation to pay all Rent hereunder, and the rights of the Lessor in and to such Rent, shall be absolute, unconditional and irrevocable and, to the maximum extent permitted by Law, shall not be affected by any circumstance of any character whatsoever, including, without limitation: (i) any set-off, abatement, counterclaim, suspension, recoupment, reduction, compromise, settlement, release, modification, amendment (whether material or otherwise), waiver, release or discharge (by act or operation of law), rescission, defense or other right or claim that the Lessee may have against the Lessor, the Owner Participant, the Security Agent, any Loan Participant, the Administrative Agent, the Indenture Trustee, the Operator, the Contractor, any subcontractor, any vendor or manufacturer of any equipment or assets included in the Facility or any Modification or any part of any thereof, or any other Person for any reason whatsoever; (ii) any defect in or failure of the title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of the Facility, any Modification, the Site or the Easements;
(iii) any damage to, or removal, abandonment, dismantling, decommissioning, shutdown, salvage, scrapping, requisition, taking, condemnation, loss, theft or destruction of all or any part of the Facility, any Modification, the Site or the Easements, or any interference, interruption or cessation in the use or possession of the Facility, the Site or the Easements by the Lessee or by any other Person for any reason whatsoever or of whatever duration; (iv) any restriction, prevention or curtailment of or interference with any use of all or any part of the Facility, any Modification, the Site or the Easements; (v) any insolvency, bankruptcy, reorganization, liquidation, sale or other disposition of all or substantially all the assets of, marshalling of assets or similar proceeding by or against the Lessee or the Lessor, the Owner Participant, the Security Agent, the Administrative Agent, any Partner, any Participant or any other Person; (vi) the invalidity, illegality or unenforceability (or the allegation of invalidity, illegality or unenforceability) of this Facility Lease, the Participation Agreement, any Collateral Security Agreement, any other Financing Document, any Project Document, the Tax Indemnity Agreement or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power or authority of the Lessor, the Owner Participant, the Security Agent, the Indenture Trustee, the Lessee, any Partner, any Participant, any Loan Participant or any other Person to enter into this Facility Lease, the Participation Agreement, any Collateral Security Document, any other Financing Document, any Project Document, the Tax Indemnity Agreement or to perform the obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby or any doctrine of force majeure, impossibility, frustration or failure of consideration; (vii) the breach or failure of any warranty or representation made in this Facility Lease, the Participation Agreement, any Collateral Security Document, any other Financing Document, any Project Document, the Tax Indemnity Agreement or any other agreement by the Lessee, the Lessor, the Owner Participant the Security Agent, any Partner, any Participant, the Indenture Trustee, the Administrative Agent, any Loan Participant or any other Person; (viii) any failure, omission or delay on the part of any Person to enforce, assert or exercise any right, power or remedy under any Transaction Document; (ix) the taking or omission of any of the actions referred to in any of the Transaction Documents; or (x) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. The Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to modify, terminate, cancel, quit or surrender this Facility Lease or to effect or claim any diminution or reduction of Rent payable by the Lessee hereunder, except in accordance with the express terms hereof. The Lessee agrees that, if for any reason whatsoever this Lease shall be terminated in whole or in part by operation of Law or otherwise, then, except as provided herein, the Lessee shall pay, to the maximum extent permitted by Applicable Law, to the Lessor or any other Person entitled thereto, an amount equal to each installment of Basic Rent and all payments of Supplemental Rent at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Lease not been terminated in whole or in part. Each payment of Rent made by the Lessee hereunder (absent manifest error) shall be final and the Lessee shall not seek or have any right to recover all or any part of such payment from the Lessor or any Person for any reason whatsoever. All covenants, agreements and undertakings of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated. Nothing in this Section 4 or elsewhere shall be construed as a guaranty by the Lessee of any residual value of the Facility or as waiving in any respect the rights of the Lessee to seek enforcement through money damages or specific performance of its rights hereunder.


          SECTION 5.  Relinquishment of Possession and Use of the Facility.

          (a) Surrender. Unless the Lessee has theretofore acquired the Facility as provided herein, on the Lease Termination Date, the Lessee shall surrender possession of the Facility and the Site to the Lessor (or to a Person specified by the Lessor to the Lessee in writing not less than 30 days prior to the Lease Termination Date). At the time of such surrender, the Lessee shall pay or have paid all amounts due and payable, or to become due and payable, by it hereunder and under the Financing Documents and the Tax Indemnity Agreement (including, without limitation, all amounts payable with respect to any and all Modifications approved or authorized (with or without the consent of the Lessor) prior to the Lease Termination Date, whether or not implementation thereof has been completed on or prior to such date), and the Facility and the Site shall be free and clear of all Liens (other than Lessor's Liens and Permitted Liens) and in the condition and state of repair required by the provisions of this Facility Lease, including Section 8(a) hereof, and not subject to any contest referred to in Section 8(h) hereof. Unless the Lessee has theretofore acquired the Facility as provided herein, the Lessee will use all reasonable efforts to transfer to the Lessor on the Lease Termination Date all permits and other Governmental Actions (to the extent permitted by Law), rights, lease(s), license agreement(s), easements and appurtenances held by Lessee that are necessary to or reasonably desirable for the ownership, operation or maintenance of the Facility and any Modifications, including all permits and other Governmental Actions, rights, lease(s), license agreement(s), easements and appurtenances held by Lessee that are necessary to or reasonably desirable to possess and enjoy the Site and the Easements. During the Lease Term, the Lessee warrants that it shall not take any action that would prevent, or make unlikely the return of the Facility, together with such permits and other Governmental Actions, rights, easements and appurtenances held by Lessee.

          (b) Manuals; Books. Unless the Lessor otherwise directs, upon return of the Facility, the Lessee shall deliver to the Lessor all logs, books, manuals and data and inspection, modification and overhaul records required to be maintained or maintained with respect to the Facility or otherwise in the Lessee's possession.

          (c) Aid in Disposition. If the Lessee has not given notice of its intention to buy the Facility or renew the Lease, the Lessee agrees, during the last 24 months of the Lease Term, to cooperate in all reasonable respects with the efforts of the Owner Participant and/or the Lessor to (i) (to the extent not inconsistent with the terms of the Power Purchase Agreement) lease or sell the Facility on the expiration of the Lease Term and (ii) obtain any permits, other Governmental Actions, rights and easements which under Applicable Law cannot be transferred by the Lessee; provided, however, that the Lessor shall reimburse the Lessee for all reasonable out of pocket expenses and that nothing in this Section 5(c) shall require the Lessee to take any action or to permit or suffer any action which shall unreasonably interfere with the use of the Facility by the Lessee.

          (d) Removal. Unless the Facility shall have been transferred to the Lessee pursuant to Section 9(c), 9(d), 12(b) or 15 hereof, the Lessee shall, upon the request of the Lessor after the Lease Termination Date and the termination of the Power Purchase Agreement, at the Lessee's own expense and risk, promptly dismantle the Facility and prepare the deliverable components of the Facility for shipment by rail or truck following the expiration or termination of this Facility Lease. Upon request of the Lessor, the Lessee shall also deliver, at the Lessee's expense, the deliverable components of the Facility, as so disassembled and prepared for shipment, to the nearest railhead or other suitable common carrier for shipment. In connection with the foregoing, the Lessee shall furnish or cause to be furnished to the Lessor such insurance, bonds, indemnities and other assurances as the Lessor may reasonably require.

          (e) Accrued Maintenance. On or prior to six months prior to the Lease Termination Date, unless the Facility is to be transferred to the Lessee pursuant to Section 9(c), 9(d), 12(b) or 15 hereof, the Lessee and the Owner Participant shall select an independent engineer of nationally recognized standing (the "Independent Engineer") and the Lessee shall, (i) if the Independent Engineer determines that a major maintenance overhaul of the Facility is advisable at such time, conduct, at Lessee's expense, a major maintenance overhaul of the Facility within six months of the Lease Termination Date (such major maintenance overhaul to be conducted in accordance with the Independent Engineer's reasonable specifications) or (ii) if the Independent Engineer determines that a major maintenance overhaul of the Facility is not advisable at such time, pay to the Lessor on the Lease Termination Date an amount equal to the lesser of (A) the amount then on deposit in the Operation and Maintenance Reserve Account and (B) the amount determined by the Independent Engineer to be the Lessee's "proportionate share" of the costs of the next scheduled major maintenance overhaul of the Facility (the lesser of (A) and (B), the "Accrued Maintenance Payment"). The Independent Engineer will determine such proportionate share by multiplying the reasonably estimated cost of the next scheduled major maintenance overhaul by a fraction, the numerator of which is the number of years from the last major maintenance overhaul of the Facility to the Lease Termination Date and the denominator of which is the number of years from the last such overhaul to the next scheduled date for major maintenance overhaul of the Facility.

          SECTION 6.  Warranties of the Lessor.

          (a) Quiet Enjoyment. The Lessor warrants that, so long as no Lease Event of Default shall have occurred and be continuing, it will not disturb the Lessee's rights to quiet enjoyment of the possession and use of the Facility, the Site and the Easements in accordance with the terms of this Facility Lease and the other Transaction Documents.

          (b) Disclaimer of Other Warranties. The warranties set forth in Section 6(a) hereof are in lieu of all other warranties of the Lessor, whether written, oral or implied, with respect to this Facility Lease, the Facility, any Modification, the Site or the Easements. As among the Loan Participants, the Administrative Agent, the Indenture Trustee, the Security Agent, the Owner Participant, the Lessor and the Lessee, execution by the Lessee of this Facility Lease shall be conclusive proof of the compliance of the Facility, the Site, any Modification and the Easements with all requirements of this Facility Lease, and the Lessee acknowledges and agrees that (i) THE LESSOR IS NOT A MANUFACTURER OF OR A DEALER IN PROPERTY OF SUCH KIND AND (ii) THE LESSOR LEASES AND THE LESSEE TAKES THE FACILITY, AND SHALL TAKE EACH MODIFICATION AND ANY PART THEREOF, AS IS AND WHERE IS, WITH ALL FAULTS, AND NONE OF THE LESSOR, THE OWNER PARTICIPANT, THE ADMINISTRATIVE AGENT, INDENTURE TRUSTEE OR ANY LOAN PARTICIPANT HAS MADE NOR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE FACILITY, ANY MODIFICATION, THE SITE, THE EASEMENTS OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF, FOR ANY PARTICULAR PURPOSE, TITLE TO THE FACILITY, ANY MODIFICATION, THE SITE, THE EASEMENTS OR ANY PART THEREOF, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR THE ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, NOR SHALL THE LESSOR, THE OWNER PARTICIPANT, THE ADMINISTRATIVE AGENT, INDENTURE TRUSTEE OR ANY LOAN PARTICIPANT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE), IT BEING AGREED THAT ALL SUCH RISKS, AS AMONG THE LOAN PARTICIPANTS, THE ADMINISTRATIVE AGENT, THE INDENTURE TRUSTEE, THE SECURITY AGENT, THE OWNER PARTICIPANT, THE LESSOR AND THE LESSEE, ARE TO BE BORNE BY THE LESSEE AND THE BENEFITS OF ANY IMPLIED WARRANTIES OF SUCH PARTIES ARE HEREBY WAIVED BY LESSEE. The provisions of this Section 6(b) have been negotiated, and except to the extent otherwise expressly provided in Section 6(a) hereof, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Lessor, the Security Agent, the Indenture Trustee, the Administrative Agent, the Owner Participant and the Loan Participants, express or implied, with respect to the Facility or any Modification that may arise pursuant to the Uniform Commercial Code of any applicable jurisdiction, or any other Law now or hereafter in effect, under this Facility Lease or otherwise.

          (c) Enforcement of Certain Warranties. (i) Unless a Lease Event of Default shall have occurred and be continuing, the Lessor authorizes the Lessee (directly or through agents, including the Operator) at the Lessee's expense (but not so as to prejudice the rights of the Lessor as assignee of Lessee's rights), to assert for the Lessor's account, during the Lease Term, all of the Lessor's rights (if any) under any applicable warranty and any other claim (whether under this Facility Lease, any Financing Document or otherwise) that the Lessee or the Lessor may have against any vendor or manufacturer with respect to the Facility or any Modification, and the Lessor agrees to cooperate, at the Lessee's expense, with the Lessee and its agents in asserting such rights. Any amount recovered by the Lessee under any such warranty or other claim against any vendor or manufacturer shall be applied in accordance with Sections 9(g) and (h) hereof.

               (ii)      The Lessee agrees to preserve and
protect Lessor's rights under any warranty, covenant or representation made by Contractor, any other EPC Contractor or any other vendor, manufacturer or supplier with respect to the Facility or any Modification, and the Lessee will take no action which will impair such rights of the Lessor and covenants to act solely in strict compliance with any restrictions or requirements prerequisite to the continued existence, enforcement, validity and maintenance of any such warranty, covenant or representation.

          (d) Governmental Actions. The Lessor will, upon the reasonable request and at the expense of the Lessee, assist the Lessee in any proceeding as may be reasonably necessary or as may be otherwise required by law in connection with the obtaining of any Governmental Action necessary or desirable to operate the Facility.

          SECTION 7.  Special Covenants of Lessee.

          (a) Liens; Taxes. The Lessee shall not directly or indirectly create, incur or suffer to exist any Lien on or with respect to the Facility, any Modification, the Site, the Easements, the Lessor's title thereto or interest therein, or on or with respect to any title or interest of the Lessee therein or in this Facility Lease or in any other asset of the Lessee, except Permitted Liens, and the Lessee, at its own expense, shall promptly take such action as may be necessary duly to discharge any such Lien that may arise at any time during the Lease Term. Subject to the contest provisions of the Tax Indemnity Agreement and subsection 6.11 of the Participation Agreement, the Lessee further agrees that it shall pay or cause to be paid on or before the time or times prescribed by Applicable Law (after giving effect to any applicable grace period) any Taxes imposed on the Lessee (or any affiliated or related group of which the Lessee is a member) under the Applicable Laws of any jurisdiction that, if unpaid, might result in any Lien prohibited by this Facility Lease. The Lessee will promptly pay or cause to be paid any valid, final judgment enforcing any such Tax against it and cause the same to be satisfied and discharged. THE LESSEE SHALL NOT HAVE ANY RIGHT, POWER OR AUTHORITY TO CREATE OR INCUR ANY LIEN UPON THE FACILITY. NOTICE IS HEREBY GIVEN TO ALL CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN AND OTHER PERSONS THAT NEITHER THE LESSOR NOR THE OWNER PARTICIPANT WILL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO LESSEE, AND THAT NO LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE FACILITY.

          (b) Operation and Maintenance Reserve Account. (i) On the Lease Closing Date, the Lessee shall deposit in the Operation and Maintenance Reserve Account an amount equal to the Initial Operation and Maintenance Reserve Deposit. On each Basic Rent Payment Date, unless and until the Required Operation and Maintenance Reserve Balance shall be on deposit in the Operation and Maintenance Reserve Account, the Lessee shall, out of the cash then available in the Revenue Account (and in accordance with the priorities set forth in the Security Deposit Agreement), deposit into the Operation and Maintenance Reserve Account: (A) with respect to each of the first eight (8) Basic Rent Payment Dates, an amount equal to $125,000 plus the amount of any accrued deficiencies in contributions to the Operation and Maintenance Reserve Account with respect to prior periods, (B) with respect to the eight (8) Basic Rent Payment Dates occurring immediately thereafter, an amount equal to $375,000 plus the amount of any accrued deficiencies in contributions to the Operation and Maintenance Reserve Account with respect to prior periods and (C) with respect to each Basic Rent Payment Date thereafter, an amount equal to one fourth of the "Incremental Required Balance" for the Lease Year in which such Basic Rent Payment Date falls, plus the amount of any accrued deficiencies in contributions to the Operation and Maintenance Reserve Account with respect to prior periods. "Incremental Required Balance" for any Lease Year shall be the difference between the Required Operation and Maintenance Reserve Balance for such Lease Year and the Required Operation and Maintenance Reserve Balance for the immediately preceding Lease Year. Deposits made into the Operation and Maintenance Reserve Account pursuant to Section 7(b)(iii) shall not be credited toward the Lessee's obligation to make deposits in such Account pursuant to this Section 7(b)(i).

          (ii) Income or gain earned on amounts on deposit in the Operation and Maintenance Reserve Account shall be deemed to have been earned by Lessee and deposited into such account and shall be retained therein and credited to the Required Operation and Maintenance Reserve Balance. If, on any Basic Rent Payment Date, as the result of the actual realization of income or gain on the amounts on deposit in the Operation and Maintenance Reserve Account, an amount in excess of the Required Operation and Maintenance Reserve Balance shall be on deposit therein and no Lease Default or Lease Event of Default shall have occurred and then be continuing, such excess may be distributed to the Revenue Account on such Basic Rent Payment Date.

          (iii) In the event of any withdrawal from the Operation and Maintenance Reserve Account (other than withdrawals of income or gain in excess of the Required Operation and Maintenance Reserve Balance as permitted pursuant to Section 7(b)(ii)), on each Basic Rent Payment Date occurring after such withdrawal and until the Operation and Maintenance Reserve Account has been replenished by the amount of such withdrawal, the Lessee shall deposit into the Operation and Maintenance Reserve Account, prior and in addition to any deposits required to be made pursuant to Section 7(b)(i), 50% of Available Cash Flow for the Quarterly Measurement Period ended one month prior to such Basic Rent Payment Date.

          (c)  Rent Reserve Account.

            (i) On the Lease Closing Date, the Lessee shall deposit in the Rent Reserve Account an amount equal to the Initial Rent Reserve Deposit. On each Basic Rent Payment Date, unless and until the Required Rent Reserve Balance shall be on deposit in the Rent Reserve Account, the Lessee shall deposit into the Rent Reserve Account an amount equal to 50% of Distributable Cash Flow for the Quarterly Measurement Period ended one month prior to such Basic Rent Payment Date. Deposits made into the Rent Reserve Account pursuant to Section 7(c)(iii) shall not be credited toward the Lessee's obligations to make deposits in such Account pursuant to this Section 7(c)(i).

           (ii) Income or gain earned on amounts on deposit in the Rent Reserve Account shall be deemed to have been earned by Lessee and deposited into such account and shall be retained therein and credited to the Required Rent Reserve Balance. If, on any Basic Rent Payment Date, as the result of the actual realization of income or gain on the amounts on deposit in the Rent Reserve Account, an amount in excess of the Required Rent Reserve Balance shall be on deposit therein and no Lease Default or Lease Event of Default shall have occurred and be continuing, such excess may be distributed to the Revenue Account on such Basic Rent Payment Date.

          (iii) In the event of any withdrawal from the Rent Reserve Account (other than withdrawals of income or gain in excess of the Required Rent Reserve Balance as permitted pursuant to Section 7(c)(ii)), on each Basic Rent Payment Date occurring after such withdrawal and until the amount on deposit in the Rent Reserve Account has been replenished by the amount of such withdrawal, the Lessee shall deposit into the Rent Reserve Account, prior and in addition to any deposits required to be made pursuant to Section 7(c)(i), an amount equal to 100% of Distributable Cash Flow for the Quarterly Measurement Period ended one month prior to such Basic Rent Payment Date.

          (d)  Warranty Maintenance Reserve Account; Completion Account.

           (i) On the Lease Closing Date, the Lessee shall deposit in the (A) Warranty Maintenance Reserve Account an amount equal to the Required Warranty Maintenance Reserve Deposit and
(B) Completion Account an amount equal to the Initial
Construction Completion Deposit.

           (ii) Income or gain earned on amounts on deposit in the Warranty Maintenance Reserve Account and the Completion
Account shall be deemed to have been earned by Lessee and deposited into such account and shall be retained therein.

          (e) Termination of Accounts. If, on the Turbine Warranty Termination Date, no Lease Default or Lease Event of Default shall have occurred and be continuing and the Lessee shall have paid all Rent then due and owing, the funds on deposit in the Warranty Maintenance Reserve Account shall be transferred to the Revenue Account. After the date of final acceptance under the Construction Contract, the funds on deposit in the Completion Account shall be transferred to the Partnership at the times and on the conditions set forth in the Security Deposit Agreement. If, on the Lease Termination Date, no Lease Default or Lease Event of Default shall have occurred and be continuing and the Lessee shall have paid all Rent then due and owing (including the Accrued Maintenance Payment pursuant to Section 5(e)), the funds on deposit in the Operation and Maintenance Reserve Account and the Rent Reserve Account shall be distributed to the Lessee.

          (f) Establishment of Special Account. Upon the delivery by the Power Purchaser of a notice of "Fuel Default" (as defined in the Consent of the Power Purchaser), the Security Agent shall establish a special account under the Security Deposit Agreement into which the Lessee shall deposit, on each Basic Rent Payment Date thereafter (until such notice is rescinded or such "Fuel Default" is cured (as determined by Lessor in its reasonable judgment)), an amount equal to 100% of the Cash Available for Distributions for the immediately preceding Quarterly Measurement Period. The amounts on deposit in such account shall be used by the Lessee, with the consent of the Owner Participant and the Administrative Agent, to cure the event or events giving rise to such Fuel Default or, following the occurrence of a Lease Event of Default (including as a result of the occurrence of a "Fuel/Performance Failure" (as defined in the Consent of the Power Purchaser)), such amounts may be used by the Owner Participant and the Administrative Agent to effect a cure of any such event or may be otherwise applied by the Owner Participant and the Administrative Agent, to satisfy the Lessee Obligations in such order as they shall determine. All amounts remaining in such account after all outstanding "Fuel Defaults" have been cured shall, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, be transferred to the Partnership Security Account.

          (g)  Other Covenants.

               The Lessee shall comply with each and every covenant set forth in Section 19 hereof.


          SECTION 8.  Facility Operation and Maintenance;
Modification; Identification.

          (a) Facility Operation and Maintenance. The Lessee shall: (i) maintain the Facility in such condition that it will have the capacity and functional ability to perform on a continuing basis, in normal commercial operation, the functions for which it was designed, ordinary wear and tear excepted; (ii) operate, service, maintain, overhaul, test and repair the Facility and any Modifications and replace all necessary or useful parts and components thereof so that the condition and operating efficiency of the Facility and any Modification will be maintained and preserved in all respects in accordance with (A) Prudent Utility Practice, (B) such operating standards as shall be required to take advantage of and enforce all available warranties, (C) the terms and conditions of all insurance policies required to be maintained pursuant to Section 10 hereof and (D) the terms and conditions of the Power Purchase Agreement;
(iii) use, possess, operate and maintain the Facility, any Modification, the Site and the Easements in compliance with all Applicable Laws and Governmental Actions affecting the Facility, any Modification, the Site or the Easements or the use, possession, operation and maintenance thereof except for such noncompliance as would not subject Lessor, Lessee, Owner Participant, Administrative Agent, Indenture Trustee or any Loan Participant to criminal or material civil liability and as would not have or would not reasonably be expected to have a material adverse effect on the Facility or the ability of the Lessee or any other Person to perform its obligations under any Transaction Document to which it is or will become a party; and (iv) maintain all records, logs, manuals and other materials in respect of the Facility, any Modification, the Site and the Easements in accordance with Prudent Utility Practice. Subject to Section 8(h) hereof, the Lessee shall comply, and shall cause the Operator to comply, with all the Lessee's obligations under Applicable Laws (including, without limitation, the CPCN) affecting the Facility, any Modification, the Site and the Easements. The Lessee shall not permit the Facility to be maintained, used or operated in any manner or for any purpose excepted from any insurance in respect of the Facility. The Lessee shall not omit to take any action necessary to cause the Facility to be maintained, used or operated in any manner or for any purpose excepted from any insurance in respect of the Facility. The Lessee shall not permit the Facility to be maintained, used or operated other than as a Qualifying Facility. The Lessee shall take all action necessary to cause the Facility to be maintained, used and operated as a Qualifying Facility.
The Lessee shall not sell any electricity generated by the Facility to any person other than the Power Purchaser.

          (b)  Inspection.  The Owner Participant, the
Administrative Agent, the Lessor and their authorized representatives, upon reasonable notice to the Lessee, shall have the right, subject to the Lessee's safety rules and regulations, to inspect the Facility and the Site at their expense, or, if a Lease Event of Default has occurred and is continuing, at the expense of the Lessee (including such inspections as may be necessary to comply with Applicable Law and such inspections as may be necessary to permit Lessor, Indenture Trustee or any Loan Participant to exercise any rights such Person may have to operate, take title to or transfer the Project). The Owner Participant, the Administrative Agent, the Lessor and their authorized representatives, upon reasonable notice to the Lessee, shall have the right, at their expense, or, if a Lease Event of Default has occurred and is continuing, at the expense of the Lessee, to inspect the books and records of the Lessee relating to the Facility and to make copies of and extracts therefrom (other than copies of and extracts from proprietary data and information) and may discuss the Lessee's affairs, finances and accounts with its executive officers, all at such times and as often as may be reasonably requested. None of the Owner Participant, the Administrative Agent nor the Lessor shall have any duty whatsoever to make any inspection or inquiry referred to in this Section 8(b) nor shall they incur any liability or obligation by reason of not making any such inspection or inquiry.

          (c) Modifications. The Lessee, at its expense (except as provided in Section 8(e) hereof), shall make any Modification required by any Applicable Law or Governmental Action (including, without limitation, any Applicable Law or Governmental Action as shall be necessary to avoid the Facility's losing its Qualifying Facility status) unless the Lessee is contesting such Applicable Law or Governmental Action in accordance with Section 8(h) hereof. In addition, the Lessee, at its expense (except as provided in Section 8(e) hereof), from time to time may make any Modification that the Lessee may deem desirable in the conduct of its business; provided, however, that the Lessee shall not have the right to make any such optional Modification (i) if such optional Modification, together with any optional Modifications previously made, would diminish the utility, durability or performance characteristics of the Facility or diminish the value of the Facility, (ii) that will reduce the remaining useful life of the Facility, (iii) that could cause the Facility to become "limited use property" for Federal income tax purposes or (iv) that would result in the Owner Participant being deemed to receive additional income (as a result of such Modifications) pursuant to the Code, regulations or Internal Revenue Service guidelines, unless the Owner Participant is indemnified for all taxes arising as a result of such additional income pursuant to the Tax Indemnity Agreement and the Owner Participant is reasonably satisfied that the Lessee has sufficient cash on hand to pay such indemnity. On every other Basic Rent Payment Date, commencing on the second Basic Rent Payment Date, the Lessee shall provide to the Lessor a certificate of an Authorized Officer of the Lessee which shall certify to the Lessor that from the date of the last such certificate (or, in the case of the first such certificate, from the Lease Closing Date to the date of such certificate) the Lessee has not made optional Modifications which diminish the value of the Project.

          (d)  Title to Modifications.  Title to each
Modification shall vest as follows:

            (i)       in the case of each Nonseverable
     Modification and each Severable Modification required by Applicable Law or a Governmental Action, whether or not such Modification is purchased (in whole or in part) by the Lessor, the Lessor shall, without further act, effective on the date such Modification shall have been incorporated into the Facility, acquire title to such Modification;

           (ii) in the case of each Severable Modification not required by Applicable Law or Governmental Action, if such Modification is purchased by the Lessor, the Lessor shall, without further act, effective on the date such Modification shall have been incorporated into the Facility, acquire title to such Modification; and

          (iii) in the case of each Severable Modification not required by Applicable Law or Governmental Action, if such Modification is not purchased by the Lessor, the Lessee shall retain title to such Modification; provided, however, that the Lessor shall have the option, exercisable by irrevocable notice to the Lessee given not less than 30 days prior to the Lease Termination Date (or within thirty days after such date if the Lease is terminated in accordance with the provisions of Section 15 hereof), to purchase such Modification as of the Lease Termination Date for cash at a price equal to the Fair Market Sales Value thereof, free and clear of all Liens.

          Immediately upon title to such Modification vesting in the Lessor pursuant to subparagraph (i) or subparagraph (ii) of this Section 8(d), such Modification shall, without further act, become subject to this Lease and, if the Indenture is in effect, to the Lien of the Indenture, and be deemed part of the Facility for all purposes hereof.

          (e) Funding of the Costs of Modifications. The Lessee may request that the Owner Participant finance all or a portion of the cost of any Modification on such terms as shall be mutually acceptable to the Lessee and the Owner Participant and consistent with the provisions of Section 3.11(b) of the Indenture. The Owner Participant shall consider in good faith any such request but shall not be under any obligation to provide any financing. If the Owner Participant agrees to finance the cost of any Modification, the Basic Rent Factors and Stipulated Loss Values will be adjusted upward by an amount mutually acceptable to the Lessor and the Owner Participant. The failure or inability of the Owner Participant to finance a Modification required by Applicable Law or Governmental Action shall not in any manner affect the Lessee's obligation to make such Modification.

          (f) Removal of Property. Subject to compliance with Applicable Law and Section 7.1 of the Participation Agreement and so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, the Lessee may remove, sell, transfer or dispose of any Severable Modification to which the Lessee shall have title as provided in Section 8(d)(iii) hereof, provided that, as soon as practicable after the removal of such Severable Modification, the Lessee, at its expense, shall repair any damage to the Facility caused by such removal and shall restore any diminishment in value, utility, durability, performance characteristics or useful life (other than the loss of additional value, utility, durability or useful life directly attributable to the Severable Modification) of the Facility caused by such removal. The Lessee, at its expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. The Lessee may, at its expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, so long as the Lessee, at its expense, promptly replaces such Parts. In addition, subject to compliance with Applicable Law and so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, the Lessee may remove any tangible property that is unnecessary and can be removed without diminishing the value or utility or useful life of the Facility; provided, however, that the consent of the Administrative Agent and the Owner Participant shall be required for the removal of any such tangible property if the aggregate fair market sales value of all such tangible property previously removed pursuant to this sentence shall exceed $100,000. If any
Part is removed from the Facility for the purpose of replacement thereof with another Part, title to such removed Part shall remain the property of the Lessor, no matter where such removed
Part is located, until such time as the Part constituting a replacement thereof shall have been incorporated into the Project, at which time, without further act, title to such removed Part shall vest in the Lessee or in such Person as shall be designated by the Lessee, free of the Lien and security interest of the Indenture and the Collateral Security Documents. Each such replacement Part shall be free and clear of all Liens, other than Permitted Liens, and shall be in as good operating condition as, and shall have a value, utility and useful life at least equal to, that of the Part removed, it being assumed for purposes of this sentence that such removed Part was in at least the condition and state of repair required by Section 8(a) hereof.

          (g) Reports. To the extent permissible under Applicable Law, the Lessee shall prepare (or cause to be prepared) and file in a timely fashion, or, if the Lessor or the Owner Participant shall be required to file, the Lessee shall prepare or cause to be prepared and deliver to the Lessor or the Owner Participant, as the case may be, within a reasonable time prior to the date for filing, all reports with respect to the Facility, or the condition or operation thereof, that shall be required to be filed with any Governmental Authority. On or before March 1 of each year (commencing on the first March 1 to occur twelve months after the Lease Closing Date) and on the Lease Termination Date, the Lessee shall furnish to the Lessor and the Administrative Agent a report stating the total cost of all Modifications and describing separately and in reasonable detail each Modification (or related group of Modifications) made during the period from the Lease Closing Date to the last day of the calendar year occurring more than twelve months after the Lease Closing Date, in the case of the first such report, and during the period from the end of the period covered by the last previous period to the December 31 immediately preceding such report, in the case of subsequent reports.

          (h) Contest of Applicable Law. If, with respect to any requirement of Applicable Law or any Governmental Action relating to the use, operation or maintenance of the Facility,
(i) the Lessee is contesting diligently and in good faith by appropriate proceedings such requirement or Governmental Action, or (ii) compliance with such requirement or Governmental Action shall have been permanently excused or exempted by a valid nonconforming use, permit or waiver, exempting the Lessor and/or the Lessee from such requirement or Governmental Action or (iii) the Lessee shall be making a good faith effort and shall be diligently taking all appropriate steps to comply with such requirement or Governmental Action and shall achieve compliance therewith within 90 days, then, in each such case, the failure by the Lessee to comply with such requirement or Governmental Action shall not constitute a Default hereunder, provided that (A) such contest or noncompliance does not, in the opinion of the Lessor, the Administrative Agent and the Owner Participant, involve any material danger of (1) the sale, foreclosure, forfeiture or loss of the Facility, any Modification or the Site or any part thereof, (2) criminal or civil liability being imposed on the Lessor, the Security Agent, the Administrative Agent, any Loan Participant, the Indenture Trustee, the Owner Participant or any Affiliate thereof, (B) the Lessee shall have furnished to the Lessor, the Administrative Agent and the Owner Participant an opinion of counsel satisfactory to such parties to the effect that there is a substantial likelihood of success for such contest and (C) such contest or noncompliance could not reasonably be expected to have a materially adverse effect on the ability of the Lessee to pay Rent or otherwise to comply with the provisions of and to perform its obligations under this Facility Lease or any other Financing Document or other Transaction Document. The Lessee shall provide the Lessor, the Administrative Agent and the Owner Participant with notice of any such contest or noncompliance in detail sufficient to enable the Lessor, the Administrative Agent and the Owner Participant to ascertain whether such contest may have any material adverse effect of the type described in the immediately preceding sentence. Notwithstanding anything to the contrary herein or in any Financing Document or in any other Transaction Document, the Lessee's use, maintenance and operation of the Facility shall be in compliance in all material respects with the requirements of all Applicable Laws and Governmental Actions at the end of the Lease Term unless compliance with such Applicable Laws or Governmental Actions shall have been permanently excused or exempted by a valid nonconforming use, permit or waiver exempting the Lessor and/or the Lessee from such compliance.

          (i) Identification. The Lessee shall maintain in prominent places on and about the Facility throughout the Lease Term plates or other appropriate markings bearing the inscription "PROPERTY OF FLEET NATIONAL BANK, AS OWNER TRUSTEE, AND LEASED TO PANDA-BRANDYWINE, L.P." in letters not less than one-half inch in height. In addition, so long as the Lien of the Indenture shall not have been discharged, such inscription shall, within 60 days of the Lease Closing Date, also include the following sentence:
"A deed of trust and security interest in this facility has been granted to First Security Bank, National Association, as Indenture Trustee." Except as provided or as otherwise directed by the Lessor or Indenture Trustee, the Lessee shall not allow the name of any Person other than that of the Lessee to be placed on any part of the Project as a designation that might reasonably be interpreted as a claim of ownership or right to possession or use thereof, other than meters or other property or equipment owned by the Power Purchaser or buildings dedicated for use by the Power Purchaser which may be identified as being owned by, or designated for use by, as the case may be, the Power Purchaser. Lessee shall replace any such inscription which may be removed or destroyed or become illegible or which shall no longer be correct because of a change in the identity of the Lessor or the Indenture Trustee and, to the extent necessary, to give notice of the Indenture Trustee's security interest in the Facility.


          SECTION 9.  Event of Loss, Event of Regulation.

          (a) Damage or Loss. If an Event of Loss shall occur, or if a substantial part of the Facility shall suffer damage, loss, condemnation, confiscation, theft or seizure that does not constitute an Event of Loss, the Lessee shall promptly, and in any case within 5 Business Days after such event, so notify the Lessor, the Owner Participant, the Administrative Agent, the Indenture Trustee and the Security Agent.

          (b) Repair. If the Facility or any part thereof shall suffer damage that does not constitute an Event of Loss, the Lessee shall, or the Lessee shall cause the Operator to, make such repairs as are necessary to ensure that the Facility is maintained in the condition and state of repair required under
Section 8(a) hereof.

          (c) Event of Loss; Payment of Stipulated Loss Value. If an Event of Loss shall occur, the Lessee shall, at its option, either (i) if (A) in the reasonable opinion of the Independent Engineer, the period required to replace or repair the Facility (the "Reconstruction Period") will not exceed twelve months and the amount of the proceeds of casualty insurance or condemnation awards, or the like, payable with respect to such Event of Loss (net of the costs of obtaining such proceeds or awards), is sufficient to repair or replace the Facility and to pay Rent and all other expenses and liabilities of the Lessee during such Reconstruction Period (including any additional costs or amounts payable under the Project Documents or payable in connection with the execution of any additional or replacement Project Documents) as such Rent and other expenses and liabilities come due, (B) all Governmental Actions required in connection with the work done or proposed to be done have been obtained, (C) the Power Purchase Agreement will remain in full force and effect during such Reconstruction Period and (D) the Operating Cash Flow Ratio after rebuilding the Facility will be at least 1.0 to 1.0 for each Quarterly Measurement Period prior to the end of the Lease Term (as reasonably determined by the Administrative Agent and the Owner Participant), then, at its sole cost and expense, repair or replace the Facility, in which case all proceeds of casualty insurance and condemnation awards, or the like, shall be applied to such repair or replacement and to the payment of such Rent and other expenses and liabilities, or (ii) pay to the Lessor, as soon as is reasonably practicable, but in any event within 90 days from the date of the Event of Loss (or, if earlier, upon the receipt of insurance proceeds in respect thereof), the Stipulated Loss Value determined as of the Basic Rent Payment Date next succeeding the date of the Event of Loss, cash collateralize all undrawn and outstanding Letters of Credit in the manner provided for in the Reimbursement Agreement and, without duplication, pay all Rent and other amounts payable that the Lessee has assumed, agreed or is required to pay to, or for the account of, the Lessor, the Loan Participants or the Owner Participant under this Facility Lease, the Participation Agreement, the Tax Indemnity Agreement or any other Transaction Document. From the date the Event of Loss occurs, or is deemed to have occurred, to and including the date of payment of such Stipulated Loss Value and other amounts, all Rent shall continue to be paid when due. Upon the payment of all such amounts, (x) the Lease Term shall end and the obligations of the Lessee hereunder (other than any obligation expressed herein as surviving termination of this Facility Lease) shall cease as of the date of such payment and
(y) the Lessor shall effect a Transfer to the Lessee or as the Lessee shall direct.

          (d) Event of Regulation; Payment of Fair Market Sales Value. If an Event of Regulation shall occur, the party hereto having knowledge thereof shall promptly so notify the other party. Following the occurrence of an Event of Regulation, the Lessor may demand, by notice to the Lessee, that the Lessee purchase all right, title and interest of the Lessor in and to the Facility, the Site, and the Transaction Documents, and, on the date specified in such notice (which date shall be no earlier than the thirtieth day following such notice), the Lessee shall purchase from the Lessor the right, title and interest of the Lessor in and to the Facility, the Site, and the Transaction Documents, for a purchase price equal to the sum of Stipulated Loss Value and Swap Breakage Costs (the "Event of Regulation Purchase Price") determined as of the date of such purchase. The Lessor shall apply such Event of Regulation Purchase Price to the repayment in full of the unpaid principal amount and accrued interest owing under the Loan Certificates and the payment of all amounts owing in respect of the early termination of the Interest Hedging Agreement; provided, however, that upon such repayment in full of the Loan Certificates, and provided that the Lien of the Indenture shall have then been discharged (or shall be discharged concurrently therewith), that portion of the amount payable by the Lessee in connection with such a Transfer that is in excess of the sum of the amount of the unpaid principal amount and accrued interest owing under the Loan Certificates, and Swap Breakage Costs shall be paid either (i) in cash or (ii) by the issuance of a promissory note of the Lessee (the "Lessee Note") payable to the order of the Lessor or its designee (which may be the Owner Participant), in a principal amount equal to the amount of such payment (the principal amount of such Lessee Note being herein called the "Lessee Loan"), which note (i) shall have a term equal to the remainder of the Basic Term, (ii) shall be payable in equal consecutive quarterly installments of principal and interest, (iii) shall bear interest at a rate per annum which will maintain the Owner Participant's Net Economic Return (as certified by the Owner Participant to the Lessee and, upon the request and at the expense of the Lessee, as verified by KPMG Peat Marwick or such other independent auditors as may be selected by the Owner Participant and reasonably satisfactory to the Lessee), (iv) shall be secured by a valid and perfected Lien on the Lessee's interests in the Facility, which security interest shall be first, prior and superior to all Liens (other than Permitted Liens), and the mortgage granting such Lien, together with customary opinions of counsel, shall be satisfactory to the Owner Participant, and (v) shall be governed by customary terms and conditions (and certain customary defaults and remedies), substantially the same as those set forth in the Construction Loan Agreement, as shall be agreed in good faith between the Lessor and the Lessee; and provided, further that in the event such Event of Regulation shall result from a Special QF Loss Event or otherwise from the acts or omissions of the Owner Trustee or Owner Participant or an Affiliate thereof, the Lessee shall not be required to pay any amounts in respect of the early termination of the Interest Hedging Agreement or Swap Breakage Costs. When the purchase price of the Facility is paid (including any and all accrued and unpaid Rent owing hereunder), and the documents are recorded or filed as hereinabove provided,
(x) the Lease Term shall end and the obligations of the Lessee hereunder (other than the covenants and agreements of the Lessee set forth in Sections 7, 10 and 19 and any other obligations expressed herein as surviving termination of this Lease) shall cease and (y) the Lessor shall effect a Transfer to the Lessee. The obligations of the Lessee to the Lessor, the Security Agent, the Owner Participant, GE Capital or the Loan Participants under the other Transaction Documents (including, in respect of the Letters of Credit) shall not be affected and shall remain in full force and effect. The Lessee shall pay the costs and expenses (including reasonable legal fees) incurred by the Lessor, the Owner Participant and the Administrative Agent in connection with the purchase of the Facility by the Lessee and the other transactions referred to in this Section 9(d).

          (e) Requisition of Use. In the case of a requisition of use not constituting an Event of Loss, this Facility Lease shall continue, and each and every obligation of the Lessee hereunder and under each Financing Document shall remain in full force and effect; provided, the Lessee shall promptly notify the Lessor, the Owner Participant, the Administrative Agent and the Indenture Trustee of such requisition of use. The Lessee shall be entitled to all sums received by reason of any such requisition of use for the period ending on the Lease Termination Date. The Lessor shall be entitled to all sums received by reason of any such requisition of use for the period after the Lease Termination Date.

          (f) Application of Payments on an Event of Loss. Except as otherwise provided in Section 9(c) hereof and subject to the provisions of the Security Deposit Agreement, payments received by the Lessor or the Lessee from any Governmental Authority, insurer or other Person (other than proceeds of insurance carried by or on behalf of the Lessor pursuant to subsection 6.6(i)(iv) of the Participation Agreement) as a result of an Event of Loss shall be promptly paid to the Lessor (or the Security Agent so long as the Security Deposit Agreement is in effect) and applied as follows:

               (i)    so much of such payments as shall not
     exceed the amount required to be paid by the Lessee pursuant to Section 9(c) hereof shall be applied in reduction of the Lessee's obligation to pay such amount if the same has not already been paid by the Lessee or, if the same has already been paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amount;

               (ii) the balance, if any, of such payments from an insurer shall be paid over to the Lessee; and

               (iii) the balance, if any, of such payments other than from an insurer shall be paid to the Lessor and the Lessee as their respective interests in the Project may appear.

          (g) Application of Payments Not Relating to an Event of Loss. Subject to the provisions of the Security Deposit Agreement, payments received by the Lessor or by the Lessee (other than proceeds of insurance carried by or on behalf of the Lessor pursuant to subsection 6.6(i)(iv) of the Participation Agreement), net of the costs of obtaining such proceeds or awards, from any Governmental Authority, insurer or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft, seizure of or requisition of title to the Project or any part thereof, in each case not constituting an Event of Loss, shall be promptly paid to the Lessor and applied as follows:

               (i) so much of such payments as shall be necessary to reimburse the Lessee for all amounts expended by it pursuant to Section 9(b) hereof shall be paid over to the Lessee from time to time as such expenditures occur, upon receipt by the Lessor of invoices or other appropriate evidence of such expenditures;

          (ii) the balance, if any, of such payments from an insurer shall be paid over to, or retained by, the Lessee;
     and

          (iii) the balance, if any, of such payments other than from an insurer shall be paid to the Lessor and the Lessee as their respective interests in the Project may appear.

          (h) Application During Default or Event of Default. Notwithstanding the foregoing provisions of this Section 9, if a Lease Default or Lease Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Lessee pursuant to subsection 6.6 of the Participation Agreement,
Section 10 hereof or this Section 9 shall be paid to the Security Agent as security for the obligations of the Lessee under this Facility Lease and the other Transaction Documents and, at such time thereafter as no Lease Default or Lease Event of Default shall be continuing, such amount shall be paid promptly to the Lessee unless this Facility Lease shall have previously been declared to be in default pursuant to Section 15 hereof, in which event such amount shall be disposed of in accordance with the provisions of the Security Deposit Agreement and the other Collateral Security Documents.

          SECTION 10.  Insurance.

          The Lessee shall at all times comply with subsection
6.6 of the Participation Agreement whether or not the Participation Agreement shall be in effect, the provisions of which are hereby incorporated by reference and deemed set forth herein, mutatis mutandis.

          SECTION 11.  No Assignment or Sublease.

          THE LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR, ASSIGN OR SUBLEASE OR OTHERWISE IN ANY MANNER DELIVER, TRANSFER OR RELINQUISH POSSESSION OF ALL OR ANY PORTION OF THE FACILITY OR THE SITE OR ASSIGN ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT PURSUANT TO THE STEAM LEASE.


          SECTION 12.  Lease Renewal; Purchase Option.

          (a) Fixed Rate Renewal Option. Subject to the requirements set forth in Section 13(a), (b) and (c) hereof, unless a Lease Default or Lease Event of Default shall have occurred and be continuing on the date that notice of renewal is delivered by the Lessee pursuant to Section 13(a) or (b) or at the end of the Basic Term or the initial Renewal Term, as the case may be, the Lessee shall have the option to renew the term of this Lease (the "Fixed Rate Renewal Option") at the end of the Basic Term or the initial Renewal Term, as the case may be, for a five-year period (each such period being herein called a "Fixed Rate Renewal Term"). On or before the date the Lessee provides its notice of renewal, the Lessee shall provide the Lessor a copy of an opinion (the "Renewal Appraisal") of an independent expert appraiser (the "Renewal Appraiser"), reasonably satisfactory in form and substance to the Lessor, which shall demonstrate that at the end of the Basic Term or any Fixed Rate Renewal Terms, the Lease will meet all applicable IRS and accounting guidelines. During the Fixed Rate Renewal Term, the Lessee shall pay to the Lessor the Fixed Rate Renewal Basic Rent in quarterly installments in arrears on each Basic Rent Payment Date during such Renewal Term.

          (b)  Purchase Option.  Subject to the requirements of
Section 13(a) or 13(b) hereof, as the case may be, and to Section 13(c) hereof, unless a Lease Default or Lease Event of Default shall have occurred and be continuing at the end of the Basic Lease Term or any Renewal Term, as the case may be, the Lessee or its designee shall have the option to purchase all of the right, title and interest of the Lessor in and to the Facility, the Site, the Easements and the Transaction Documents for the Fair Market Sales Value thereof (excluding any Modifications not purchased by the Lessor) at the end of the Basic Term or any Renewal Term; provided, however, if there is a Lease Default or Lease Event of Default on the date the Lessee delivers notice pursuant to Section 13(a) or (b) hereof, as the case may be, that it will exercise an option to purchase under this Section 12(b) and if the Lessor enters into an agreement to sell all of the right, title and interest of the Lessor in and to the Facility, the Site, and the Transaction Documents prior to (x) the end of the Basic Lease Term or any Renewal Term, as the case may be, and
(y) the date on which the Lessee shall have remedied all Lease Defaults and Lease Events of Default and delivered notice of such cure to the Lessor, the Lessee shall have no option to purchase pursuant to this Section 12(c) notwithstanding anything to the contrary in this Lease.

          (c) Purchase Date. In the event that the Lessee elects to purchase the Facility in accordance with Section 12(b), on the closing date of such purchase the Lessee shall pay to the Lessor the applicable purchase price, together with an amount equal to all costs and expenses (including reasonable legal fees and expenses incurred or paid by the Lessor and the Owner Participant in connection with such sale and this Facility Lease shall terminate). Upon receipt of such amounts (and all other amounts owing to the Lessor, the Indenture Trustee, the Administrative Agent, the Security Agent, the Loan Participants, and the Owner Participant under the Transaction Documents), the Lessor shall effect a Transfer of the Facility, the Site and Lessor's interest in the Easements and the Transaction Documents.


          SECTION 13.  Notices for Renewal or Purchase;
Determination of Fair Market Value.

          (a) Expiration of Basic Term. Not less than 18 months prior to the expiration date of the Basic Term, the Lessee shall give to the Lessor written notice that it intends to exercise one of the following options: (i) the option to renew this Facility Lease for the Fixed Rate Renewal Term pursuant to Section 12(a) hereof or (ii) the option to purchase the Facility, the Site and the Transaction Documents pursuant to Section 12(b) hereof. Failure to give such notice shall be deemed an irrevocable election to return the Facility to the Lessor pursuant to Section 5 hereof.

          (b) Expiration of Renewal Terms. Not less than 18 months prior to the expiration date of any Fixed Rate Renewal Term, the Lessee shall give to the Lessor written notice that it intends to exercise one of the following options: (i) the option to renew this Lease for a Fixed Rate Renewal Term pursuant to
Section 12(a) hereof (such option is only exercisable during the initial Renewal Term) or (ii) the option to purchase the Facility, the Site and the Transaction Documents pursuant to
Section 12(b) hereof. Failure to give such notice shall be deemed an irrevocable election to return the Facility to the Lessor pursuant to Section 5 hereof.

          (c) Elections Irrevocable. If the Lessee has given a notice referred to in Section 13(a) or 13(b) hereof, not less than 180 days prior to the expiration of the Basic Term or any Renewal Term, as the case may be, the Lessee or its designee shall give to the Lessor irrevocable written notice as to which of such options pursuant to Section 12(a) or 12(b) hereof, as the case may be, the Lessee or its designee has selected and such election shall be binding on the Lessee.

          (d) Determination of Fair Market Value. If the Lessee shall give to the Lessor notice of its election to purchase the Facility, the Site and the Transaction Documents pursuant to
Section 12(b) hereof, then, not later than six months prior to the expiration date of the Basic Term or of the then current Renewal Term, as the case may be, the Lessee and the Owner Participant shall endeavor in good faith to agree on the Fair Market Sales Value of the Facility, the Site, Lessor's interest in the Easements and the Transaction Documents at the end of the Basic Term or the then current Renewal Term, as the case may be. If the Lessee and the Owner Participant are unable to agree upon such Fair Market Sales Value, such Fair Market Sales Value shall be determined by the Appraisal Procedure which, to the fullest extent possible and consistent with the existing conditions, shall use the same methodology and assumptions as were used in the appraisal delivered pursuant to Section 5.1(u) of the Participation Agreement and which shall not take into consideration any renewal or purchase option of the Lessee.


          SECTION 14.  Events of Default.

          The term "Lease Event of Default" or "Event of Default", wherever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary, or come about or be effected by operation of Law, or be pursuant to or in compliance with any Applicable Law or Governmental Action):

          (a) The Lessee shall fail to make, or cause to be made, (i) any payment of Basic Rent, or Stipulated Loss Value within five Business Days after the same shall become due or (ii) any payment of Supplemental Rent (other than Stipulated Loss Value) including, without limitation, Supplemental Rent pursuant to Section 18 hereof, within five days after notice from the Person entitled thereto; or

          (b) Any representation or warranty made by the Lessee herein or in the Participation Agreement or by the Lessee, any Partner or Holdings in any Transaction Document to which the Lessee, such Partner or Holdings is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Lessor by or on behalf of the Lessee hereunder or the Lessee, any Partner or Holdings under any Transaction Document, shall prove to have been false or misleading in any material respect as of the time made or deemed made and, if such misrepresentation is capable of being corrected as of a subsequent date and if such correction is being sought diligently, such misrepresentation shall not have been corrected as of a day within thirty calendar days following notice thereof being given to the Lessee, such Partner or Holdings, as the case may be, or any of the representations contained in clause (ii) of Section 3.13, Section 3.20 or
     Section 3.27 of the Participation Agreement shall cease to be correct at any time; or

          (c)(i) The Lessee shall fail to perform or observe any of its covenants contained in Section 5, Section 7, Section 10 or Section 11 hereof or contained in Section 6.2(iv) (unless such failure is due solely to the occurrence of a Special QF Loss Event), Section 6.6 or Section 7 of the Participation Agreement (and incorporated herein by reference) or (ii) the Lessee shall fail to perform or observe any other of its covenants contained in the Participation Agreement (and incorporated herein by reference) or in this Facility Lease (other than those referred to in paragraphs (a) and (b) above and in clause
     (i) of this paragraph (c)) and such failure shall continue unremedied or unwaived for a period of 30 days after written notice thereof from the Lessor to the Lessee, or in the event that such failure cannot be cured during such 30-day period despite the Lessee's best efforts to do so, the cure period shall be extended by an additional 30 days, for a total of 60 days, as long as the failure cannot be cured by the payment of money, the Lessee has promptly commenced cure of the default within the initial 30-day period and thereafter diligently and continuously prosecutes such cure and the failure is of such a nature that is capable of being cured within 60 days; provided that no cure period shall be provided for a failure to comply with any such covenant or obligation if providing such cure period could reasonably be expected to have a Material Adverse Effect; or

          (d) The Lessee, any Partner, Panda, Holdings or any Affiliate of any thereof shall fail to perform or observe any of its covenants or obligations contained in any of the Financing Documents (except those described in paragraphs
     (a), (b) and (c) above) or shall breach or otherwise be in default under any such Financing Document (except to the extent that the applicable grace period, if any, under such document has not expired). The Lessee or any Participant shall fail to perform or observe in any material respect the terms or conditions of any Project Document to which it is a party or shall materially breach or otherwise be in default under any such Project Document; provided that any such failure or breach by a Participant (other than any Specified Participant) shall not constitute an Event of Default hereunder so long as such failure or breach (i) does not give rise to a default under the Power Purchase Agreement and (ii) does not have (nor could it reasonably be expected to have) a Material Adverse Effect; or

          (e) The Lessee or the General Partner or any other Specified Participant (or its permitted successor) shall (i) default in any payment of principal of or interest on any Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, in each case beyond the period of grace, if any, provided therein, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; provided, however, with respect to any Specified Participant other than the Lessee (or any Affiliate thereof) or the Power Purchaser, any such event described in clause (i) or (ii) shall not constitute an Event of Default hereunder unless such event would (x) give rise to a default under the Power Purchase Agreement or (y) have (or could reasonably be expected to have) a Material Adverse Effect; or

          (f) Any Specified Participant (or its permitted successor) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Specified Participant in an involuntary case under such Bankruptcy Code, or (vii) take any partnership or corporate action for the purpose of effecting any of the foregoing; provided, that with respect to any Specified Participant other than the Lessee (or any Affiliate thereof) or the Power Purchaser, any such action or failure to act shall not constitute an Event of Default hereunder unless such action or failure to act would (x) give rise to a default under the Power Purchase Agreement or (y) would have (or could reasonably be expected to have) a Material Adverse Effect; or

          (g) A proceeding or case shall be commenced without the application or consent of any Specified Participant (or its permitted successor) in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Specified Participant under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or (iii) a warrant of attachment, execution or similar process against all or a substantial part of the assets of such Specified Participant, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or any order for relief against such Specified Participant shall be entered in an involuntary case under the Bankruptcy Code; provided, that with respect to any Specified Participant other than the Lessee (or any Affiliate thereof) or the Power Purchaser, such proceeding or appointment shall not constitute an Event of Default hereunder unless such action or failure to act would (x) give rise to a default under the Power Purchase Agreement or (y) would have (or could reasonably be expected to have) a Material Adverse Effect; or

          (h) A judgment or judgments for the payment of money in excess of $150,000 shall be rendered against the Lessee, the Steam Host or the General Partner and (x) such judgment or judgments shall remain in effect and unstayed and unbonded for a period of 30 or more consecutive days or (y) enforcement proceedings shall be commenced by any creditor on any such judgments; or

          (i) Any material provision of any Project Document shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto shall so assert in writing; or any material provision of any Project Document shall be declared to be null and void or the validity or enforceability thereof shall be contested by any party thereto or any Governmental Authority; or any Participant shall deny that it has any further liability or obligation under any Project Document to which it is a party, except upon fulfillment of its obligations thereunder; provided that with respect to any Project Document (other than the Gas Contracts, the Power Purchase Agreement and the Construction Contract), it shall not constitute an Event of Default under this paragraph if (i) the Partnership shall obtain a replacement agreement satisfactory in form and substance to the Owner Participant and the Administrative Agent (and, to the extent required under the Power Purchase Agreement, the Power Purchaser) with a Person reasonably satisfactory to the Owner Participant and the Administrative Agent (and, to the extent required, the Power Purchaser) within 30 days after such invalidity, contest or denial shall have occurred and (ii) such event does not give rise to a default under the Power Purchase Agreement; or

          (j) Any Collateral Security Document shall cease, for any reason, to be in full force and effect or any party thereto shall so assert in writing; any Collateral Security Document shall cease to be effective to grant a perfected Lien on the Collateral described therein with the priority purported to be created thereby; or

          (k) (i) The General Partner shall at any time cease to be the managing general partner of the Lessee, or (ii) the General Partner or the Limited Partner shall transfer, sell, assign, mortgage, pledge or otherwise dispose of its equity interest in the Lessee or the Project, or (iii) Holdings shall transfer, sell, assign, mortgage, pledge or otherwise dispose of its interest in any Partner or in any Affiliate of any Partner (except, in the case of any Affiliate, as contemplated by Section 8(e) of the Stock Pledge Agreement) or (iv) Panda shall cease to directly or indirectly own 100% of the capital stock of Holdings or indirectly own 100% of the capital stock of the General Partner and the Limited Partner, in each case without the Lessor's prior written consent; provided, that the provisions of clauses (iii) and
     (iv) notwithstanding, Holdings and Panda may transfer interests in the General Partner and the Limited Partner so long as (x) any such transfer is not prohibited by and is made in accordance with the applicable provisions of the Power Purchase Agreement, (y) Panda and Holdings (or, if Panda and Holdings merge into each other or Holdings merges into an intermediate entity between itself and Panda, the surviving company of such merger) each continues to directly or indirectly own at least 51% of the capital stock of the General Partner and the Limited Partner and (z) any such transfer is made subject to the Liens in favor of the Security Agent under the Collateral Security Documents (and any transferee shall so confirm the same); or

          (l) The Lessee shall abandon the Facility for a period longer than 30 consecutive days; or

          (m) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Owner Participant or the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Lessee or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Owner Participant or the Administrative Agent, likely to incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Lessee to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Lessee; or

          (n)  the Facility at any time ceases to be a Qualifying
     Facility (unless such event constitutes a Special QF Loss
     Event); or

          (o) any Governmental Action required for (x) the execution, delivery or performance by the Lessee, any General Partner or any Reporting Participant of its respective rights and obligations under any of the Transaction Documents or (y) the construction, ownership, leasing or operation of the Project as contemplated by the Transaction Documents, shall be revoked, terminated, withdrawn, modified, suspended or withheld or shall cease to be in full force or effect, or any proceeding shall be commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, modifying, suspending or withholding any such Governmental Action and such proceeding is not dismissed within 60 days of the commencement thereof; and such revocation, termination, withdrawal, modification, suspension, withholding or cessation or such proceedings could reasonably be expected to have a Material Adverse Effect; or

          (p) a Reimbursement Event of Default shall have occurred and be continuing; or

          (q) The Limited Partner or the General Partner shall breach any of its obligations under the Transfer Agreement; or the Power Purchaser shall have given the Lessee a notice of a "Fuel Default" (as defined in the Consent of the Power Purchaser), which shall have given rise to a "Fuel/Performance Failure" (as defined in the Consent of the Power Purchaser); or an "Event of Default" shall occur under Subsection 15.1 of the Power Purchase Agreement; or

          (r) The Lessee shall (i) fail to furnish to the Lessor, the Owner Participant and the Administrative Agent an Annual QF Status Certificate pursuant to Section 6.30(b) or (d) of the Participation Agreement on the day such certificate is due or (ii) any Annual QF Status Certificate furnished pursuant to Section 6.30(b) or (d) of the Participation Agreement shall indicate that, during the period covered by such certificate, the Steam Host purchased an amount of steam under the Steam Sales Agreement which was less than the QF Minimum Steam Take set forth in such certificate; provided, that an Event of Default shall not be deemed to have occurred so long as either:

          (A)(i) such Annual QF Status Certificate indicates that the Facility met the QF Operating Standard for the period covered by such certificate and (ii) on or prior to the day that is 7 days after the last day of the period covered by such certificate, the Steam Host shall have purchased under the Steam Sales Agreement, during the period covered by such certificate plus this additional 7-day period, an amount of steam at least equal to the QF Minimum Steam Take as determined for purposes of such certificate; or

          (B)(i) the Lessee shall have obtained from FERC an order granting the Lessee a waiver of the QF Operating Standard for the Initial QF Standards Measurement Period or the QF Standards Measurement Period, as the case may be, for which such certificate was furnished and (ii) such order shall have become final and not subject to appeal and shall not have become the subject of any judicial or administrative proceedings.


          SECTION 15.  Remedies.

          (a) Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing the Lessor at its option may, by notice to the Lessee, declare this Lease to be in default (provided that this Lease shall be deemed to have been declared in default without the necessity of such notice upon the occurrence of any Event of Default described in paragraph (f) or (g) of Section 14) and at any time thereafter the Lessor may, to the extent permitted by Applicable Law, exercise one or more of the following remedies, as the Lessor in its sole discretion shall elect:

               (i) the Lessor may (x) demand that the Lessee, and thereupon the Lessee shall, at the Lessee's expense, return possession of the Facility promptly to the Lessor in the manner and condition required by, and otherwise in accordance with the provisions of, Section 5 hereof, and (y) take all action required to enable the Lessor to, and thereafter, enter upon the Site and the Easements and take possession (to the exclusion of the Lessee) of the Facility, all without liability to the Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

           (ii) the Lessor may sell the Facility or any part thereof, either together with, or without, any interest of the Lessor under the Site Lease and the Easements, at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee therein and without any duty to account to the Lessee with respect to such sale or for the proceeds thereof (except to the extent required by clause (iv) or (v) below if the Lessor shall elect to exercise its rights thereunder), in which event the Lessee's obligation to pay Basic Rent with respect to the Facility or the part thereof that has been sold (and as to which the Lessee shall have been deprived of the use thereof), for periods commencing after the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under clause (iv) or (v) below if the Lessor shall elect to exercise its rights thereunder);

          (iii) the Lessor may hold, keep idle or lease to others the Facility or any part thereof, as the Lessor in its discretion may determine, free and clear of any rights of the Lessee therein and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto, except that the Lessee's obligation to pay Basic Rent for periods commencing after the Lessee shall have been deprived of use of the Facility pursuant to this clause (iii) shall be reduced by an amount equal to the net proceeds, if any, received by the Lessor from leasing the Facility to any Person other than the Lessee for the same periods or any portion thereof;

           (iv) the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise its rights under clause (i), (ii) or (iii) above, by notice to the Lessee specifying a payment date (which shall be not earlier than 10 days after the date of such notice), demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due after the Basic Rent Payment Date occurring on or immediately succeeding the payment date specified in such notice), any unpaid Rent due as of the Basic Rent Payment Date occurring on or immediately succeeding the payment date specified in such notice plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Rate from the payment date specified in such notice to the date of actual payment):

                    (A)  an amount equal to the excess, if any,
          of (1) Stipulated Loss Value, computed as of the Basic Rent Payment Date occurring on or immediately succeeding the payment date specified in such notice, over (2) the Fair Market Rental Value of the Project (determined on the basis of the then actual condition of the Facility) for the remainder of the Lease Term after discounting such Fair Market Rental Value semiannually to present value as of the Basic Rent Payment Date occurring on or immediately succeeding the payment date specified in such notice at the Discount Rate; or

                    (B)  an amount equal to the excess, if any,
          of (1) such Stipulated Loss Value over (2) the Fair Market Sales Value of the Facility (determined on the basis of the then actual condition of the Project) as of the payment date specified in such notice; or

                    (C)  an amount equal to the Stipulated Loss
          Value as of the Basic Rent Payment Date occurring on or next succeeding the payment date specified in such notice and, in this event, upon payment by the Lessee of all amounts payable by it hereunder and under the other Transaction Documents, the Lessor shall effect a Transfer to the Lessee and the Lease Term shall end and all the Lessee's obligations hereunder (other than any obligations expressed herein as surviving termination of this Lease) shall cease; or

               (v)    if the Lessor shall have sold all the
     Facility pursuant to clause (ii) above, the Lessor, if it shall so elect, in lieu of exercising its rights under clause (iv) above with respect to the Facility, by notice to the Lessee may demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor on the date specified in such demand, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Basic Rent Payment Date following the date of such sale), any unpaid Rent due as of the next Basic Rent Payment Date following the date of such sale, plus the amount of any deficiency between the Sale Proceeds and Stipulated Loss Value, computed as of such Basic Rent Payment Date, together with interest at the Overdue Rate on the amount of such Rent and such deficiency from the date specified for payment until the date of actual payment; or

           (vi) the Lessor may rescind or terminate this Facility Lease or may exercise any other right or remedy that may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          (b) No Release. Except as provided in Section 15(a) hereof, no rescission or termination of this Facility Lease, in whole or in part, or repossession of the Facility or exercise of any remedy under Section 15(a) hereof shall relieve the Lessee of any of its obligations under this Facility Lease. In addition, except as aforesaid, the Lessee shall be liable for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by the Lessor, the Owner Participant, the Security Agent, the Indenture Trustee and the Administrative Agent by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto. At any sale of the Facility or any part thereof pursuant to this Section 15, the Lessor, the Security Agent, the Administrative Agent,the Owner Participant, the Indenture Trustee or any Loan Participant may bid for and purchase such property.

          (c) Remedies Cumulative. Except as expressly set forth therein, no remedy under Section 15(a) hereof is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided thereunder or otherwise available to the Lessor at law or in equity. No express or implied waiver by the Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of the Lessor in exercising any right granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require the Lessor to sell, lease or otherwise use the Facility in mitigation of the Lessor's damages as set forth in paragraph (a) of this
Section 15 or that may otherwise limit or modify any of the Lessor's rights and remedies provided in this Section 15.

          (d) Waiver. To the extent permitted by Applicable Law, the Lessee hereby waives any notice of termination or intention to reenter provided for in any statute, or of the institution of legal proceedings for that purpose, and in addition waives any right of redemption or reentry or repossession, or to restore the operation of this Lease if it is terminated or if the Lessee is dispossessed by any judgment or by warrant of any court or judge in the case of reentry or repossession by the Lessor, or in the case of expiration of the Lease Term. The Lessee, in addition, waives any and all benefits of any and all Laws now or hereafter in force or effect exempting property of the Lessee from liability for rent or for debt. The Lessee also expressly waives:

          (i) any and all rights of redemption granted by or under any present or future laws in the event of the Lessee being evicted or dispossessed for any cause, or in the event of the Lessor obtaining possession of the Facility, by reason of the violation by the Lessee of any of the covenants or conditions of this Lease, or otherwise' and

          (ii) the right, if any, to three months notice and/or fifteen (15) or thirty (30) days' notice under the Landlord and Tenant Act of 1951, as amended.

          (e)  Allocation of Basic Rent.  If for the purpose of
Section 15(a)(ii) hereof it shall become necessary to allocate a portion of the Basic Rent payable hereunder to any part of the Facility, such allocation shall be in the same proportion as the original cost of such part bears to Lessor's Cost.


          SECTION 16.  Notices.

          All communications, declarations, demands and notices provided for in this Facility Lease shall be in writing and shall be given in person or by means of telex, telecopy, or other wire transmission, or mailed by registered or certified mail, or sent by courier, addressed as provided in the Participation Agreement or, in the case of the Lessor, addressed to it at 777 Main Street, Hartford, Connecticut, 06115, Attention: Corporate Trust Administration, with a copy to the Owner Participant and the Administrative Agent at their respective addresses provided in the Participation Agreement. All such communications, declarations, demands and notices given in such manner shall be effective as specified in the Participation Agreement.


          SECTION 17.  Successors and Assigns.

          This Facility Lease, including all agreements, covenants, indemnities, representations and warranties contained herein, shall be binding upon and inure to the benefit of the Lessor and the Lessee and their respective successors and permitted assigns (including the Indenture Trustee).


          SECTION 18.  Right to Perform for Lessee.

          If Lessee fails to make any payment of Rent required to be made hereunder or fails to perform or comply with any of its agreements, covenants or obligations herein or hereunder, the Owner Participant, the Indenture Trustee, the Administrative Agent or the Lessor may, after notice to the Lessee, to the extent permitted by Applicable Law and the Lessee's failure to promptly cure such non-performance, but shall not be obligated to, to the extent not prohibited by Applicable Law, itself make any such payment or perform or comply with any such agreement, covenant or obligation as the Lessee shall be obligated to pay, perform or comply with under this Facility Lease, and the amount of such payment and the amount of the reasonable expenses of the Owner Participant, the Indenture Trustee, the Administrative Agent or the Lessor incurred in connection with such payment or the performance or compliance with such agreement, covenant or obligation, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand.


          SECTION 19.    General Covenants.

          The Lessee agrees, for the benefit of the Lessor, to comply with its covenants and agreements set forth in Sections 6 and 7 of the Participation Agreement and its covenants and agreements set forth in Articles X and XI of the Site Lease, which covenants and agreements are incorporated herein by this reference as fully as if set forth in full at this place. The Lessee further agrees, during the Lease Term, to perform all covenants, agreements and obligations imposed by the Site Lease upon the Site Lessee.


          SECTION 20.    Amendments and Miscellaneous.

          (a) Amendments in Writing. The provisions of this Lease may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessor, the Lessee and, to the extent required by the Power Purchase Agreement, the Power Purchaser.

          (b) Survival. All indemnities, representations and warranties contained or incorporated by reference in this Facility Lease shall survive, and shall continue in effect following, the execution and delivery of this Facility Lease and the expiration or termination of this Facility Lease. The obligations of the Lessee to pay Supplemental Rent and the obligations of the Lessee and the Lessor under Sections 5, 6(a), 7(a), 9(b), 9(c), 9(d), 9(f), 9(g), 15, 17, 18, 19, 20(b), 20(c),
20(d) and 20(f) hereof shall survive the expiration or termination of this Facility Lease.

          (c) Severability of Provisions. Any provision of this Facility Lease that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          (d) True Lease. This Facility Lease is intended as, and shall constitute, an agreement of lease for all purposes including for federal income tax purposes, and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Facility except as a lessee.

          (e) GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT TO SUCH LEASEHOLD AND ESTATES, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MARYLAND TO THE EXTENT MANDATORILY APPLICABLE.

          (f)  SUBMISSION TO JURISDICTION.  (a)  THE LESSEE
HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          1. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FACILITY LEASE, OR ANY OTHER FINANCING DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          2. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          3. AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID TO THE LESSEE AT ITS ADDRESS SPECIFIED IN SUBSECTION 13.2 OF THE PARTICIPATION AGREEMENT AND, IF APPLICABLE, TO LESSOR AT ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE LESSEE, IF APPLICABLE, SHALL HAVE BEEN NOTIFIED PURSUANT HERETO; AND

          4.  AGREES THAT NOTHING HEREIN OR THEREIN SHALL AFFECT
     THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER
     PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY
     OTHER JURISDICTION.

          (g)  WAIVER.  EACH OF THE LESSEE AND LESSOR HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT
OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM
THEREIN.

          (h) Headings. The division of this Facility Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Facility Lease.

          (i) Counterpart Execution. This Facility Lease may be executed in two counterparts and by each of the parties hereto in separate counterparts (except that only the counterpart bearing the receipt executed by the Indenture Trustee shall be the original for purposes of perfecting a security interest therein as chattel paper under the Uniform Commercial Code), such counterparts together constituting but one and the same instrument.

          (j) Limitation of Liability. (i) There shall be full recourse to the Partnership and all of its assets for the liabilities of the Lessee under this Facility Lease and the other Lessee Obligations, but in no event shall any Partner, Affiliate of any Partner, or any officer, director or employee of the Partnership, any Partner or their Affiliates or any holder of any equity interest in any Partner be personally liable or obligated for such liabilities and Lessee Obligations except as may be specifically provided in any other Transaction Document to which such Partner is a party or in the event of fraudulent actions, knowing misrepresentations, gross negligence or wilful misconduct by the Partnership, any Partner or any of their Affiliates in connection with this Facility Lease. Subject to the foregoing limitation on liability, the Lessor may sue or commence any suit, action or proceeding against, any Partner or Affiliate in order to obtain jurisdiction over the Lessee in order to enforce its rights and remedies hereunder. Nothing herein contained shall limit or be construed to limit the liabilities and obligations of any Partner or any Affiliate in accordance with the terms of any other Transaction Document creating such liabilities and obligations to which such Partner or Affiliate is a party.

          (ii) Fleet National Bank (f/k/a Shawmut Bank Connecticut, National Association) is entering into this Facility Lease solely as Owner Trustee under the Trust Agreement and not in its individual capacity except as expressly set forth herein. Accordingly, each of the representations, warranties, undertakings and agreements herein made on the part of the Lessor, is made and intended not as a personal representation, warranty, undertaking or agreement by or for the purpose or with the intention of binding Fleet National Bank (f/k/a Shawmut Bank Connecticut, National Association) personally, but is made and intended for the purpose of binding only the Trust Estate (except as otherwise expressly set forth herein). This Facility Lease is executed and delivered by the Lessor solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against Fleet National Bank (f/k/a Shawmut Bank Connecticut, National Association) or any successor in trust on account of any action taken or omitted to be taken or any representation, warranty, undertaking or agreement hereunder of the Lessor, either expressed or implied, all such personal liability, if any, being expressly waived by the parties hereto, except that the parties hereto, or any Person acting by, through or under them, making a claim hereunder, may look to the Trust Estate for satisfaction of the same and Fleet National Bank of Connecticut (f/k/a Shawmut Bank Connecticut, National Association) or its successor in trust, as applicable, shall be personally liable for its own gross negligence or willful misconduct in the performance of its duties as Owner Trustee or otherwise.

          (k) Copies of Notices. The Lessee agrees to furnish to the Owner Participant and the Administrative Agent at their respective addresses set forth in subsection 13.2 of the Participation Agreement a copy of each notice, demand or other written communication which it delivers to the Lessor hereunder.

          (l) Certain Rights of Power Purchaser. Nothing in this Facility Lease shall be deemed to limit the provisions of the Consent of the Power Purchaser, which provisions are solely for the benefit of the Power Purchaser and not the Lessee. Without limiting the scope of the foregoing, the Lessor agrees, for the exclusive benefit of the Power Purchaser and not the Lessee, that the exercise of remedies or any similar action under this Facility Lease is subject to, and shall be conducted in a manner consistent with, the Power Purchaser's rights under (i) the Consent of the Power Purchaser and (ii) the Power Purchase Agreement and the Transfer Agreement (to the extent such rights under the Power Purchase Agreement and the Transfer Agreement are not explicitly waived by the Power Purchaser in accordance with the terms of the Consent of the Power Purchaser).

          (m) Assignment to Indenture Trustee. In order to secure the indebtedness evidenced by the Loan Certificates and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the assignment by Lessor to the Indenture Trustee of all of its right, title and interest in, to and under this Facility Lease, to the extent set forth in the Indenture, and for the creation of a Lien on and security interest in the Lessor's Estate in favor of the Indenture Trustee, and in furtherance thereof, Lessee and Lessor have entered into the Security Deposit Agreement with the Security Agent. The Lessee hereby acknowledges and consents to such assignment and such security interest and hereby acknowledges that to the extent set forth in the Indenture, the Indenture Trustee shall have the right in its own name (in certain cases together with the Owner Trustee and in other cases to the exclusion of the Owner Trustee, all as set forth in
Section 3.10 of the Indenture) to take or refrain from taking action under this Facility Lease, including the right (i) of the Lessor to exercise any election or option, and to make any decision or determination, and to give any notice, consent, waiver or approval under this Facility Lease or in respect thereof, (ii) to exercise any and all of the rights, powers and remedies of the Lessor hereunder and (iii) to receive all moneys payable to the Lessor under this Facility Lease. Lessee agrees it will make all payments payable to Lessor hereunder in accordance with the provisions of the Security Deposit Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Facility Lease to be duly executed in New York, New
York, by an officer thereunto duly authorized as of the date and year first above written.

                              FLEET NATIONAL BANK not in its
                                individual capacity but solely as
                                Owner Trustee, as Lessor



                              By:  /s/ Kathy A. Larimore
                                 Name:  Kathy A. Larimore
                                 Title:  Assistant Vice President

                              Address:  777 Main Street
                                        Hartford, Connecticut  06115
                                        Attention:  Corporate Trust
                                                    Administration


                              PANDA-BRANDYWINE, L.P., as Lessee



                              By:  PANDA BRANDYWINE CORPORATION,
                                     its general partner



                              By:  /s/ William C. Nordlund
                                 Name:  William C. Nordlund
                                 Title:  Senior Vice President

                              Address:  4100 Spring Valley
                                        Suite 1001
                                        Dallas, Texas  75244



          Receipt of this original counterpart of the Lease is
hereby acknowledged on this     day of                 , 1996.

Indenture Trustee:
                              not in its individual capacity, but
                              solely as Indenture Trustee



                              By:
                                   Name:
                                   Title:








                  Schedule A to Facility Lease

                      Facility Description


          The Brandywine facility is a 230 megawatt natural gas-fired qualifying cogeneration facility and a distilled water facility located in Brandywine, Maryland. This facility includes, but is not limited to, the following equipment:

          Steam Generator
          Air Pollution Control Equipment
          Turbine Generator
          Condenser
          Cooling Tower
          Distributed Control System
          Instrumentation
          Switchyard
          Fuel Handling
          Fans
          Feedwater Pumps
          Circulation Pumps
          Fire Protection
          Demineralizer
          Piping and Valves
          Electrical and Wiring
          Concrete
          Insulation
          Buildings
          Distilled Water Facility (as described on Schedule A-1 hereto)







               Schedule A-1 to the Facility Lease


              DISTILLED WATER FACILITY DESCRIPTION



          The Distilled Water facility is located in Prince
George's County, Maryland. This facility consists of, but is not limited to, the following:

     Part I

Piperacks and miscellaneous supports (including grating)
Packaged distilled water system
Distilled water storage tank - 220,000 gallons
Truck filling pumps
Sump pumps
12" steam supply from Facility
Piping for Distilled Water Facility systems: circ. water, drains, pump suction and discharge, tank, sumps, fire protection, acid, potable water, including safety shower and eye wash station
Electrical equipment including: MCCs, transformer, circuit
     breakers, panels and local control stations
Raceway including conduit, cable tray and fittings
Wire, cable and terminations
Lighting, grounding and miscellaneous systems
Instrumentation
Insulation



     Part II

Structural excavation for foundations
Backfill and placement for foundations
Paving required including subbase and base course
Chain link fence
Drainage pipe
Catch basins
Landscaping - trees and shrubs
Foundations and slabs for building, tank, equipment, sumps,
     piperack and loading/unloading area
Painting
Pre-engineered building - 40'x50'x26' (including doors, HVAC and fire protection)





                Schedule C to Facility Lease

                         Basic Rent


                      Basic Rent Factors
Basic Rent Payment    (Expressed as a Percentage
Dates                 of Lessor's Cost)           Basic Rent ($)

January 31, 1997      0.00000000                  0.00
April 30, 1997        1.20029675                  2,610,509.14
July 31, 1997         1.20029675                  2,610,509.14
October 31, 1997      1.20029675                  2,610,509.14
January 31, 1998      1.20029675                  2,610,509.14
April 30, 1998        1.19683328                  2,602,976.48
July 31, 1998         1.19683328                  2,602,976.48
October 31, 1998      1.19683328                  2,602,976.48
January 31, 1999      1.19683328                  2,602,976.48
April 30, 1999        2.29620246                  4,993,979.62
July 31, 1999         2.29620246                  4,993,979.62
October 31, 1999      2.29620246                  4,993,979.62
January 31, 2000      2.29620246                  4,993,979.62
April 30, 2000        2.37488883                  5,165,113.54
July 31, 2000         2.37488883                  5,165,113.54
October 31, 2000      2.37488883                  5,165,113.54
January 31, 2001      2.37488883                  5,165,113.54
April 30, 2001        3.13407979                  6,816,267.67
July 31, 2001         3.13407979                  6,816,267.67
October 31, 2001      3.13407979                  6,816,267.67
January 31, 2002      3.13407979                  6,816,267.67
April 30, 2002        3.21146101                  6,984,563.04
July 31, 2002         3.21146101                  6,984,563.04
October 31, 2002      3.21146101                  6,984,563.04
January 31, 2003      3.21146101                  6,984,563.04
April 30, 2003        3.20786720                  6,976,746.91
July 31, 2003         3.20786720                  6,976,746.91
October 31, 2003      3.20786720                  6,976,746.91
January 31, 2004      3.20786720                  6,976,746.91
April 30, 2004        3.15604880                  6,864,047.77
July 31, 2004         3.15604880                  6,864,047.77
October 31, 2004      3.15604880                  6,864,047.77
January 31, 2005      3.15604880                  6,864,047.77
April 30, 2005        3.17283124                  6,900,547.67
July 31, 2005         3.17283124                  6,900,547.67
October 31, 2005      3.17283124                  6,900,547.67
January 31, 2006      3.17283124                  6,900,547.67
April 30, 2006        3.24021670                  7,047,103.40
July 31, 2006         3.24021670                  7,047,103.40
October 31, 2006      3.24021670                  7,047,103.40
January 31, 2007      3.24021670                  7,047,103.40
April 30, 2007        3.45664779                  7,517,816.44
July 31, 2007         3.45664779                  7,517,816.44
October 31, 2007      3.45664779                  7,517,816.44
January 31, 2008      3.45664779                  7,517,816.44
April 30, 2008        3.50922174                  7,632,158.81
July 31, 2008         3.50922174                  7,632,158.81
October 31, 2008      3.50922174                  7,632,158.81
January 31, 2009      3.50922174                  7,632,158.81
April 30, 2009        3.59615670                  7,821,232.48
July 31, 2009         3.59615670                  7,821,232.48
October 31, 2009      3.59615670                  7,821,232.48
January 31, 2010      3.59615670                  7,821,232.48
April 30, 2010        3.81771181                  8,303,089.69
July 31, 2010         3.81771181                  8,303,089.69
October 31, 2010      3.81771181                  8,303,089.69
January 31, 2011      3.81771181                  8,303,089.69
April 30, 2011        4.12919795                  8,980,536.67
July 31, 2011         4.12919795                  8,980,536.67
October 31, 2011      4.12919795                  8,980,536.67
January 31, 2012      4.12919795                  8,980,536.67
April 30, 2012        4.64822566                  10,109,363.00
July 31, 2012         4.64822566                  10,109,363.00
October 31, 2012      4.64822566                  10,109,363.00
January 31, 2013      4.64822566                  10,109,363.00
April 30, 2013        4.81119481                  10,463,802.40
July 31, 2013         4.81119481                  10,463,802.40
October 31, 2013      4.81119481                  10,463,802.40
January 31, 2014      4.81119481                  10,463,802.40
April 30, 2014        4.91283292                  10,684,853.75
July 31, 2014         4.91283292                  10,684,853.75
October 31, 2014      4.91283292                  10,684,853.75
January 31, 2015      4.91283292                  10,684,853.75
April 30, 2015        4.73222658                  10,292,055.47
July 31, 2015         4.73222658                  10,292,055.47
October 31, 2015      4.73222658                  10,292,055.47
January 31, 2016      4.73222658                  10,292,055.47
April 30, 2016        4.33548907                  9,429,196.43
July 31, 2016         4.33548907                  9,429,196.43
October 31, 2016      4.33548907                  9,429,196.43




                Schedule D to Facility Lease

                    Stipulated Loss Value
            (Does Not Include Accrued Basic Rent)


                              Stipulated Loss Value
                              (Expressed as a Percentage
Basic Rent Payment Dates      of Lessor's Cost)

January 31, 1997              103.5835176
April 30, 1997                105.0818708
July 31, 1997                 1065606003
October 31, 1997              108.0346849
January 31, 1998              109.5404455
April 30, 1998                111.0243886
July 31, 1998                 112.4934824
October 31, 1998              113.9614550
January 31, 1999              115.4647321
April 30, 1999                115.8413064
July 31, 1999                 116.2133821
October 31, 1999              116.5829078
January 31, 2000              116.9952710
April 30, 2000                117.2887505
July 31, 2000                 117.5774056
October 31, 2000              117.8649491
January 31, 2001              118.2133382
April 30, 2001                117.7702829
July 31, 2001                 117.3125097
October 31, 2001              116.8374231
January 31, 2002              116.3819144
April 30, 2002                115.7923177
July 31, 2002                 115.1885155
October 31, 2002              114.5659027
January 31, 2003              113.9699963
April 30, 2003                113.3091352
July 31, 2003                 112.6349848
October 31, 2003              111.9418678
January 31, 2004              111.2799687
April 30, 2004                110.6219010
July 31, 2004                 109.9648015
October 31, 2004              109.3029443
January 31, 2005              108.6934086
April 30, 2005                108.0206457
July 31, 2005                 107.3485249
October 31, 2005              106.6706979
January 31, 2006              106.0337316
April 30, 2006                105.2782399
July 31, 2006                 104.5285936
October 31, 2006              103.7773433
January 31, 2007              103.0616258
April 30, 2007                102.0837241
July 31, 2007                 101.1065038
October 31, 2007              100.1201405
January 31, 2008              99.1615295
April 30, 2008                98.1009635
July 31, 2008                 97.0465823
October 31, 2008              95.9873911
January 31, 2009              94.9837308
April 30, 2009                93.8307069
July 31, 2009                 926818851
October 31, 2009              91.5247731
January 31, 2010              90.3961988
April 30, 2010                88.9881069
July 31, 2010                 87.5781992
October 31, 2010              86.1514123
January 31, 2011              84.7442992
April 30, 2011                82.9562116
July 31, 2011                 81.1571049
October 31, 2011              79.3285664
January 31, 2012              77.5251655
April 30, 2012                75.1059818
July 31, 2012                 72.6594327
October 31, 2012              70.1621122
January 31, 2013              67.6494783
April 30, 2013                64.8607552
July 31, 2013                 62.0489710
October 31, 2013              591883544
January 31, 2014              56.3142524
April 30, 2014                53.2247758
July 31, 2014                 50.1048472
October 31, 2014              46.9265093
January 31, 2015              43.7313060
April 30, 2015                40.5506215
July 31, 2015                 37.2706782
October 31, 2015              33.8626356
January 31, 2016              30.3223928
April 30, 2016                27.0167931
July 31, 2016                 23.5831704
October 31, 2016              20.0000000